UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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3D SYSTEMS CORPORATION

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March 29, 2019

333 Three D Systems Circle

Rock Hill, SC 29730

Dear Fellow Stockholder:

Please join us at the Annual Meeting of Stockholders of 3D Systems Corporation.

Time:  Tuesday, May 21, 2019, at 11:00 a.m., Eastern Time.

Place:  3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

At the meeting, stockholders will vote on the following items:

•	The election of the eleven directors named in the accompanying Proxy Statement;

•	The approval, on an advisory basis, of the compensation paid to our named executive officers;

•	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2019; and

•	A stockholder proposal to reduce the ownership required for stockholders to call a special meeting.

In addition, stockholders will consider and act upon any other matters that may be properly brought before the Annual Meeting or at any adjournments or postponements thereof.

We encourage you to attend the Annual Meeting so that we can review the past year with you, listen to your suggestions, and answer any questions that you may have. Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible so that your vote will be counted.

On behalf of the Company and your Board of Directors, we thank you for your continued support.

Sincerely,

Vyomesh I. Joshi

President and Chief Executive Officer

333 Three D Systems Circle

Rock Hill, SC 29730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 29, 2019

The Annual Meeting of Stockholders of 3D Systems Corporation, a Delaware corporation, will be held:

When: Tuesday, May 21, 2019, at 11:00 a.m., Eastern Time;

Where: 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730;

Why: For the following purposes:

•	The election of the eleven directors named in the accompanying Proxy Statement;

•	The approval, on an advisory basis, of the compensation paid to our named executive officers;

•	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2019; and

•	A stockholder proposal to reduce the ownership required for stockholders to call a special meeting.

In addition, stockholders will consider and act upon any other matters that may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

The Proxy Statement accompanying this Notice of Annual Meeting describes these items of business in greater detail.

The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting is March 20, 2019. We are mailing a Notice of Internet Availability of Proxy Materials commencing on or about March 29, 2019 to all stockholders of record as of the record date. We will send you copies of the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 upon request by following the instructions in our Notice of Internet Availability of Proxy Materials.

We encourage you to cast your votes on the proposals to be considered at the Annual Meeting electronically by using the website that hosts our Proxy Statement and Annual Report as described on the Notice of Internet Availability. If you have requested delivery of a printed version of the materials, you will receive a proxy card that you may use to vote your shares. You may also vote by telephone as set forth on your proxy card or the Notice of Internet Availability. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares electronically on the internet, by proxy card or by telephone in case your plans change. Please vote today to ensure that your votes are counted.

If you hold our shares in street-name, please vote your shares by following the instructions set forth below in “How to Vote.”

If you are a stockholder of record and attend the Annual Meeting in person, you will be able to vote your shares personally at the Annual Meeting if you so desire, even if you previously voted.

By Order of the Board of Directors

Andrew M. Johnson
Secretary
Rock Hill, South Carolina
March 29, 2019

TABLE OF

1

333 Three D Systems Circle

Rock Hill, South Carolina 29730

PROXY STATEMENT

Dated March 29, 2019

For the Annual Meeting of Stockholders

To Be Held on May 21, 2019

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2019:

This Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Annual

Report”) and a form of proxy card are available at www.envisionreports.com/DDD

GENERAL INFORMATION

We plan to hold our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at the following time and place and for the following purposes:

When:	11:00 a.m., Eastern Time, on Tuesday, May 21, 2019;

Where:	3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730;

Why:	At the Annual Meeting, stockholders will vote on the following items:

•	The election of the eleven directors named in this Proxy Statement;

•	The approval, on an advisory basis, of the compensation paid to our named executive officers;

•	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2019; and

•	A stockholder proposal to reduce the ownership required for stockholders to call a special meeting.

In addition, stockholders will consider and act upon any other matters that may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

3D System Corporation (the “Company,” “we,” and “us”) is furnishing this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or “Board”) for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

This Proxy Statement and related materials are first being made available on or about March 29, 2019. For directions to the location of the Annual Meeting, please call (803) 326-3995.

RECORD DATE, VOTING SECURITIES AND QUORUM

The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 20, 2019.

Our common stock, par value $0.001 per share (the “Common Stock”), is our only outstanding class of voting securities. As of the record date for the Annual Meeting, there were 116,677,317 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Holders of record of shares of our Common Stock outstanding as of the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. A list of the stockholders of record as of the record date will be kept at our principal office at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 for a period of 10 days prior to the Annual Meeting.

A majority of the shares of Common Stock outstanding on the record date that are present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

HOW TO VOTE

You are considered to be a holder of record of each share of Common Stock that is registered in your name on the records of our transfer agent. If you are a stockholder of record, we will send you a Notice of Internet Availability of Proxy Materials (the “Notice”). Please follow the instructions in that Notice in order to cast your vote.

Most of you hold your shares in a brokerage account or bank or through another nominee holder. In that case, your broker, bank or other nominee is generally considered to be the holder of record of those shares, and you are considered the “beneficial owner” of shares held in “street-name.” As a beneficial owner, you generally have the right to instruct your broker, bank or other nominee how to vote your shares. In this Proxy Statement, we refer to these stockholdings as “street-name holdings” and to you as a “street-name holder.”

You should expect your broker, bank or other nominee to send you a voting instruction form either by regular mail or in an email. Your broker, bank or other nominee is required to vote your shares pursuant to your instructions. In limited circumstances, your nominee may, but is not required to, vote your shares in the absence of specific voting instructions from you for matters that are considered “routine.” We understand that the ratification of the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for 2019 is the only “routine” proposal on which stockholders are being asked to vote at the Annual Meeting. Accordingly, if you do not give voting instructions to your broker, bank or other nominee, it will be entitled to vote your shares in its discretion on the ratification of the appointment of BDO; however, it will not vote your shares in connection with (i) the election of directors, (ii) the advisory vote on the compensation of our named executive officers or (iii) the stockholder proposal to reduce the ownership required for stockholders to call a special meeting.

Accordingly, street-name holders need to be mindful of the following:

•

For your vote to be counted with respect to each of the proposals except the ratification of BDO’s appointment, you will need to communicate your voting instructions to your broker, bank or other nominee before the date of our Annual Meeting.

•

You may also give your broker, bank or other nominee instructions on voting your shares as to the ratification of BDO’s appointment. If you provide no instructions, that person may, but is not required to, exercise its discretion in voting on the ratification of the appointment of BDO as our independent registered public accounting firm.

•	If your broker, bank or other nominee exercises that discretion, your shares will be treated as present at the Annual Meeting for all quorum purposes.

To ensure that you as a street-name holder are able to participate in our upcoming Annual Meeting, please review our proxy materials and follow the instructions for voting your shares on the voting instruction form that you will be receiving from your nominee.

Voting your shares is important, among other things, to ensure that we get the minimum quorum required to hold and conduct business at the Annual Meeting. Your affirmative participation in the voting process also helps us avoid the need and the added expense of having to contact you to solicit your vote and helps us avoid the need of having to reschedule the Annual Meeting. We hope that you will exercise your legal rights and fully participate in our future.

We encourage you to review this Proxy Statement and our 2018 Annual Report before you cast your vote. Whether you are a stockholder of record or a street-name holder, you may vote any shares of Common Stock that you are entitled to vote:

•	electronically on the internet;

•	by mail using a proxy card or voting instruction form that may be furnished to you; or

•	by using a toll-free telephone number that will be furnished to you.

For a discussion of the mechanics of each of these means of voting, please see “How to Cast Your Vote if You are a Stockholder of Record,” “How to Cast Your Vote if You are a Street-Name Holder,” and “Other Voting and Stockholder Matters” below.

VOTING MATTERS

Once a quorum of the shares entitled to vote is present in person or represented by proxy at the Annual Meeting, the votes required to approve the matters to be considered at the Annual Meeting are as follows:

•	Election of Directors. Each director is elected by the affirmative vote of the majority of the votes cast for such director at the Annual Meeting.

•

Advisory Vote on the Compensation of Our Named Executive Officers. The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon, is required to approve this matter.

•	Ratification of Selection of Auditors. The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon, is required to approve this matter.

•

Stockholder Proposal to Reduce the Ownership Required for Stockholders to Call a Special Meeting.     The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon, is required to approve this matter.

If you specify how your shares are to be voted on a matter, the shares represented by your proxy or other voting instructions will be voted in accordance with your instructions. If you are a stockholder of record and you do not give specific voting instructions but you otherwise sign, date and grant a valid proxy, your shares will be voted as follows:

•	FOR the election of the eleven nominees for director named below;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	FOR the ratification of the selection of BDO as our independent registered public accounting firm for 2019; and

•	AGAINST the stockholder proposal to reduce the ownership required for stockholders to call a special meeting.

We do not know of any other matters to be presented for consideration at the Annual Meeting. However, if any other matters are properly presented for consideration, the proxy holders will vote your shares on those matters in accordance with the Board of Directors’ recommendations. If the Board of Directors does not make a recommendation on any such matters, the proxy holders will be entitled to vote in their discretion on those matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect eleven directors to serve until the 2020 Annual Meeting and until their successors are elected and qualified. The Board of Directors, based upon the recommendation of the Corporate Governance and Nominating Committee (the “Governance Committee”), has designated as nominees for election the eleven individuals named in the table below, all of whom currently serve as directors.

In nominating each of the director nominees, the Governance Committee and the Board considered, among other things, the Board’s Corporate Governance Guidelines, which was adopted in 2004 and most recently amended in March 2018, and the Qualifications for Nomination to the Board, which was adopted in 2004. These documents are posted on our website at www.3DSystems.com. These qualifications include, among other factors, a candidate’s ethical character, experience and diversity of background as well as whether the candidate is independent under applicable listing standards and financially literate. In considering the nomination of these individuals, the Governance Committee and the Board also took into consideration the following additional factors relating to each director since the 2018 Annual Meeting:

•	such director’s contributions to the Board;

•	any material change in such director’s employment or responsibilities with any other organization;

•	such director’s attendance at meetings of the Board and the Board committees on which such director serves and such director’s participation in the activities of the Board and such committees;

•

the absence of any relationships with the Company or another organization, or any other circumstances that have arisen, that might make it inappropriate for the director to continue serving on the Board; and

•	although we have not adopted a retirement policy for directors, the director’s age and length of service on the Board.

Relevant information regarding the background and experience of each of the nominees for director that the Governance Committee and the Board considered in evaluating each nominee is set forth below their respective names in “Information Concerning Nominees” below. See also “Corporate Governance Matters” below, which discloses additional information about the nominees and our corporate governance policies and practices.

The Governance Committee and the Board considered each nominee’s overall business experience, contributions to Board activities during 2018 and independence in their evaluation of each nominee in conjunction with the factors discussed above, but did not otherwise give greater weight to any of the factors cited above compared with any of the others. While the Board considers diversity of background and experience in its nomination decisions, we do not maintain a diversity policy relating to the composition of our Board of

Directors. The Board believes that each of the nominees for director is well qualified to continue to serve as a director of the Company and that the nominees provide the mix of experience that is required to enable the Board to perform its functions.

If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the holders of proxies may vote the shares represented by such duly executed proxies in favor of such other person as they may determine. Alternatively, in lieu of designating a substitute, the Board may reduce the number of directors.

The Board of Directors unanimously recommends that you vote FOR each of the nominees listed in the table below.

Information Concerning Nominees

The following table sets forth for each nominee for director, his or her business experience, the year in which he or she first became a director, his or her age as of the record date for the Annual Meeting, and any directorships in publicly owned companies or registered investment companies that such nominee currently holds or has held during the past five years. It also sets forth the particular experiences, qualifications, attributes, and skills of each nominee for director that led to the conclusion of the Governance Committee and the Board that the nominee should serve as a director.

MALISSIA CLINTON, 50	Director Since: 2019
Board Committees: Compliance

Position, Principal Occupation and Professional Experience: Senior Vice President, General Counsel and Secretary at The Aerospace Corporation. Ms. Clinton has served as Senior Vice President, General Counsel and Secretary at The Aerospace Corporation since 2009. She previously worked at Northrup Grumman from 2002 to 2009 including her role as Senior Counsel for Special Projects beginning in 2007. She joined TRW Space Technology, a division of TRW, Inc., in 1998 as Counsel in its Telecommunication Programs and Avionic Systems division. She began her career as an Associate at Tuttle & Taylor.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Board of Directors of City of Hope Medical Center and the Arizona State University Foundation.

Director Qualifications: The Governance Committee believes that Ms. Clinton’s strong experience in compliance matters and aerospace, a key vertical for our Company, provide clear support for her nomination for election to our Board.

WILLIAM E. CURRAN, 70	Director Since: 2008
Board Committees: Audit, Compliance and Compensation

Position, Principal Occupation and Professional Experience: Retired President and Chief Executive Officer at Philips Electronics North America Corp. Currently retired, Mr. Curran was the President and Chief Executive Officer at Philips Electronics North America Corp. from July 1999 to August 2002. Prior to that he served as Chief Financial Officer from February 1996 to July 1999. Previously, he served as Chief Operating Officer of Philips Medical North America, a medical device manufacturer, from February 1993 to February 1996.

Other Current Public Directorships: Profound Medical, a public company developing a treatment for prostate cancer using ablative ultrasound and guided by magnetic resonance imaging and thermometry (since January 2012).

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Previously served as non-executive Chairman and director of Resonant Medical, an early-stage privately owned company specializing in three-dimensional ultrasound image-guided adaptive radio therapy products, until its acquisition by Elekta A.B., and as a director of Ventracor, a global medical device company which produced an implantable blood pump.

Director Qualifications: The Governance Committee believes that Mr. Curran’s wide experience in operations, finance and executive management, both in the United States and abroad, provide clear support for his nomination for election to our Board.

THOMAS W. ERICKSON, 68	Director Since: 2015
Board Committees: Executive

Position, Principal Occupation and Professional Experience: President and Chief Executive Officer of ECG Ventures, Inc. Mr. Erickson has been President and Chief Executive Officer of ECG Ventures, Inc., an investment firm, since 1987 and serves as a Senior Advisor to Centerbridge Partners, a private equity firm. Mr. Erickson has previously served as Chairman and Interim President and Chief Executive Officer of National Medical Health Card Systems, Inc., a publicly traded pharmacy benefits manager; Chairman of the Board of PathWays, Inc., an operator of post-acute care facilities; Chairman of the Board of TransHealthcare, Inc., a health care services company; Chairman and Interim Chief Executive Officer of LifeCare Holdings, Inc., an operator of long-term acute care hospitals; Interim President and Chief Executive Officer of Luminex Corporation, a publicly traded biotechnology company; Chairman of the Board of Inmar, Inc., a reverse logistics and revenue recovery company; Chairman of the Board and Interim President and Chief Executive Officer of Western Dental Services, Inc., a dental practice management company; and Interim President and Chief Executive Officer of Omega Healthcare Investors, Inc., a publicly traded healthcare focused real estate investment trust. Mr. Erickson was also co-founder, President and Chief Executive Officer of CareSelect Group, Inc., a physician practice management company.

Other Current Public Directorships: Luminex Corporation, a publicly traded biotechnology company (since May 2004), and American Renal Associates Holdings, Inc., a publicly traded operator of renal dialysis clinics (since March 2011).

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: None

Director Qualifications: The Governance Committee believes that Mr. Erickson’s extensive executive management and operational experience, particularly in the healthcare industry, provide clear support for his nomination for election to our Board.

CHARLES W. HULL, 79	Director Since: 1993
Board Committees: Technology

Position, Principal Occupation and Professional Experience: Executive Vice President and Chief Technology Officer of the Company. Mr. Hull serves as the Executive Vice President and Chief Technology Officer of the Company. He is a founder of the Company and has served as Chief Technology Officer since 1997 and as Executive Vice President since 2000. He has also previously served in various other executive capacities, including Chief Executive Officer, Vice Chairman of the Board of Directors and President and Chief Operating Officer.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Member of the External Advisory Board of Aerospace Engineering Sciences, University of Colorado

Director Qualifications: As one of our founders and a director since 1993, the Governance Committee believes Mr. Hull’s broad understanding of the technologies of our industry as well as a wide-ranging historical perspective on our strategy and growth, provide clear support for his nomination for election to our Board.

WILLIAM D. HUMES, 54	Director Since: 2014
Board Committees: Audit and Compensation

Position, Principal Occupation and Professional Experience: Chief Financial Officer for Core Scientific. Mr. Humes has been Chief Financial Officer for Core Scientific, a leader in Blockchain and Artificial Intelligence infrastructure hosting, transaction processing and application development, since January 2019. From 2005 until 2016, he served as Chief Financial Officer of Ingram Micro Inc., a Fortune 100 company and the world’s largest wholesale technology distributor and a global leader in supply-chain and mobile device lifecycle services until it was acquired and taken private by HNA Group. Following HNA’s acquisition of Ingram Micro Inc., Mr. Humes transitioned from Chief Financial Officer to the board of directors of the newly acquired subsidiary on which he served until June 2017. While Chief Financial Officer of Ingram Micro, he was responsible for the company’s global finance organization including financial planning and analysis, controllership, internal audit, tax, treasury and risk management. Prior to being named Chief Financial Officer, Mr. Humes held positions of increasing responsibility for Ingram Micro after joining in 1998 as Senior Director, Worldwide Financial Planning, Reporting and Accounting.

Before joining Ingram Micro, Mr. Humes was at PricewaterhouseCoopers LLP for nine years, where he took an accelerated path to senior manager. During his tenure at the firm, he was responsible for managing all aspects of professional services to numerous multinational and technology-sector companies.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: None

Director Qualifications: The Governance Committee believes Mr. Humes’ wide experience in finance, operations and executive management provides clear support for his nomination for election to our Board.

VYOMESH I. JOSHI, 65	Director Since: 2016
Board Committees: Compliance, Technology and Executive

Position, Principal Occupation and Professional Experience: President and Chief Executive Officer of the Company. Mr. Joshi has served as the President and Chief Executive Officer of the Company since April 2016. From 2001 to 2012, he was Executive Vice President of Hewlett-Packard’s (“HP”) Imaging and Printing Group, following two decades of research, engineering and management in HP’s imaging and printing systems.

Other Current Public Directorships: Harris Corporation, a publicly traded technology company, defense contractor and information technology service provider (since September 2013).

Prior Public Company Directorships (within the last five years): Yahoo! Inc., a publicly traded web services provider (from 2005 to 2012), and Wipro Ltd., a publicly traded multinational information technology, consulting and business process services company (from 2012 to 2016).

Other Directorships, Trusteeships and Memberships: None

Director Qualifications: The Governance Committee believes Mr. Joshi’s extensive executive management, corporate strategy and international operational experience provides clear support for his nomination for election to our Board. Additionally, Mr. Joshi has significant knowledge of the Company and the competitive environment in which it operates.

JIM D. KEVER, 66	Director Since: 1996

Board Committees: Compensation and Corporate Governance & Nominating

Position, Principal Occupation and Professional Experience: Principal, Voyent Partners, LLC. Mr. Kever has been a Principal in Voyent Partners, LLC, a venture capital firm, since 2001. He previously served as President and Co-Chief Executive Officer of the Transaction Services Division of WebMD Corporation (formerly Envoy Corporation), an internet healthcare services company, from 1995 to 2001. Prior to 1995 he served as Envoy Corporation’s Executive Vice President, Secretary and General Counsel.

Other Current Public Directorships: Luminex Corporation, a publicly traded biotechnology company (since December 1996).

Prior Public Company Directorships (within the last five years): Tyson Foods, Inc., a publicly traded multinational food processing company (from 1999 to 2014).

Other Directorships, Trusteeships and Memberships: None

Director Qualifications: The Governance Committee believes Mr. Kever’s wide experience in operations, finance and executive management provides clear support for his nomination for election to our Board.

CHARLES G. MCCLURE JR., 65	Director Since: 2017
Board Committees: Compliance and Executive

Position, Principal Occupation and Professional Experience: Managing Partner, Michigan Capital Advisors. Mr. McClure has served as Chairman of the Board of Directors of the Company since October 2018. Mr. McClure has served as a Managing Partner of Michigan Capital Advisors since 2014 and has more than 35 years of experience in the transportation industry. Prior to founding Michigan Capital Advisors, Mr. McClure served as Chairman of the Board, Chief Executive Officer and President of Meritor, Inc. from 2004 through 2013. From 2002 through 2004, Mr. McClure served as Chief Executive Officer, President and a member of the Board of Federal Mogul Corp. Mr. McClure joined Federal Mogul in 2001 as president, Chief Operating Officer and a member of the Board. Before joining Federal Mogul, Mr. McClure served as President, Chief Executive Officer and a member of the Board of Detroit Diesel. He joined Detroit Diesel in 1997 after 14 years in a variety of management positions with Johnson Controls.

Other Current Public Directorships: DTE Energy, a publicly traded Detroit-based energy company (since 2012), and Crane Corporation, a publicly traded industrial products company (since 2017).

Prior Public Company Directorships (within the last five years): Remy International, Inc., a manufacturer and distributor of starters and alternators prior to its acquisition by BorgWarner Inc. (2015).

Other Directorships, Trusteeships and Memberships: Member of the Board of Trustees of Henry Ford Health Systems; Member of the Board of Directors of Invest Detroit; and Member of the Business Leaders for Michigan.

Director Qualifications: The Governance Committee believes Mr. McClure’s broad experience in operations and executive management and significant expertise in the automotive industry, a key vertical for our Company, provide clear support for his nomination for election to our Board.

KEVIN S. MOORE, 64	Director Since: 1999
Board Committees: Audit, Compensation and Executive

Position, Principal Occupation and Professional Experience: President and Director, The Clark Estates, Inc. Mr. Moore has been with The Clark Estates, Inc., a private investment firm and a major company stockholder, for more than 20 years, where he is currently President and a director.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Aspect Holdings, LLC, The Clark Foundation, the National Baseball Hall of Fame & Museum, Inc., and Vice Chairman of the Board of Trustees of Bassett Healthcare Network.

Director Qualifications: The Governance Committee believes Mr. Moore’s wide experience in operations, finance and executive management and, as the president of a major stockholder, perspective on strategy and growth for the benefit of our stockholders, provide clear support for his nomination for election to our Board.

JOHN J. TRACY, 64	Director Since: 2017
Board Committees: Compliance and Technology

Position, Principal Occupation and Professional Experience: Retired Chief Technology Officer and Senior Vice President, Engineering, Operations and Technology at The Boeing Company. Dr. Tracy has more than 37 years of experience in the aerospace industry, most recently as Chief Technology Officer and Senior Vice President, Engineering, Operations and Technology at The Boeing Company. Dr. Tracy has strong leadership in technology, operations, quality and engineering gained from his experience from several aerospace companies, including Hercules Aerospace Company, McDonnell Douglas Corporation and The Boeing Company. From 2006 until 2016, he served as Chief Technology Officer and Senior Vice President, Engineering, Operations and Technology at The Boeing Company. Prior to that he served as Vice President, Engineering and Mission Assurance for Boeing Integrated Defense Systems and Vice President Structural Technologies, Prototyping and Quality of Phantom Works at The Boeing Company, after serving in roles of increasing responsibility at Hercules, McDonnell Douglas and The Boeing Company since 1979.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Member of the National Academy of Engineering and Member of the Board of Directors of The Aerospace Corporation.

Director Qualifications: The Governance Committee believes Dr. Tracy’s strong leadership experience and specialized expertise in aerospace engineering and manufacturing, structure and materials provide clear support for his nomination for election to our Board.

JEFFREY WADSWORTH, 68	Director Since: 2017

Board Committees: Compliance, Corporate

Governance & Nominating and Technology

Position, Principal Occupation and Professional Experience: Retired President and Chief Executive Officer of Battelle. Dr. Wadsworth, currently retired, served as President and Chief Executive Officer of Battelle, the world’s largest independent research and development enterprise (“Battelle”), from January 2009 until October 2017. He formerly was Executive Vice President, Global Laboratory Operations at Battelle, Director of Oak Ridge National Laboratory and Chief Executive Officer and President of UT-Battelle LLC and Senior Vice President for U.S. Department of Energy Science Programs at Battelle. Previously, he was director of Homeland Security Programs at Battelle and part of the White House Transition Planning Office for the then-newly formed U.S. Department of Homeland Security. From 1992 to 2002, Dr. Wadsworth was at the Lawrence Livermore National Laboratory in

Livermore, California, where from 1995 he was Deputy Director for Science and Technology. Prior to that, he was with Lockheed Missiles and Space Company, Research and Development Division.

Other Current Public Directorships: Carpenter Technology Corporation, a publicly traded manufacturer and distributor of stainless steels and corrosion-resistant alloys (since 2006).

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Member of the National Academy of Engineering.

Director Qualifications: The Governance Committee believes Dr. Wadsworth’s strong background in the defense industry and significant leadership experience in the research and development arena, particularly with respect to innovation and strategy matters, provide clear support for his nomination for election to our Board.

CORPORATE GOVERNANCE MATTERS

Our Board of Directors is committed to sound and effective corporate governance practices, to diligently exercising its oversight responsibilities with respect to our business and affairs consistent with the highest principles of business ethics, and to meeting the corporate governance requirements that apply to us.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address various governance matters, including, among others, the functions of the Board, Board committees, director qualification standards and the director nomination process; director responsibilities; director access to management and independent advisors; director stock ownership; director orientation and continuing education; management succession; and an annual performance evaluation of the Board. The Governance Committee is responsible for overseeing these Guidelines, periodically assessing their adequacy, and modifying them to meet new circumstances. These Guidelines are posted on our website at www.3DSystems.com under “Investor Relations,” and then under “Governance.”

Director Independence

Eight of our eleven directors are independent directors. Under the corporate governance standards of the New York Stock Exchange (the “NYSE”), at least a majority of our directors, and all of the members of the Audit Committee, Compensation Committee, and Governance Committee, must meet the test of “independence.” The NYSE standards provide that, to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board has affirmatively determined that Ms. Clinton and Messrs. Curran, Humes, Kever, McClure, Moore, Tracy and Wadsworth satisfy the bright-line criteria of the listing standards of the NYSE and that they have no material relationships with us. In making its determination, the Board and the Governance Committee reviewed the following relationships:

Mr. Joshi, our Chief Executive Officer (“CEO”), and Mr. Chuck Hull, one of our founders and our Chief Technology Officer, are executive officers of the Company and, as such, are not independent directors.

Mr. Erickson, who was appointed to the Board on November 17, 2015, was party to a consulting agreement with the Company in 2016, as described further under “Related Party Transaction Policy and Procedures” beginning on page 17 of this Proxy Statement and, as such, is not an independent director.

Risk Responsibility and Oversight

Consistent with Delaware law, our business is managed by our officers under the direction and oversight of the Board of Directors. In this regard, our management, including our corporate officers, is responsible for the day-to-day management of the risks facing us, including macroeconomic, financial, strategic, operational, public reporting, legal, regulatory, political, compliance, and reputational risks. They carry out this responsibility through a coordinated effort among themselves in the management of our business.

In exercising its oversight responsibilities, as permitted by law, the Board receives and relies on reports and other information provided by management, reviews, and approves matters that it is required or permitted to approve by law or our Certificate of Incorporation or By-Laws, each as amended, and receives information relating to, and enquires into, such other matters as it deems appropriate, including our business plans, prospects and performance, succession planning, risk management, and other matters for which it has oversight responsibility. The Board carries out its general oversight responsibility both by acting as a whole as well as through its committees. Among other things, the Board as a whole periodically reviews our processes for identifying, ranking, and assessing risks that affect our organization as well as the output of those processes. The Board as a whole also receives periodic reports from our management on various risks, including risks of the types mentioned above facing our businesses, risks presented by transactions that are presented to the Board for approval, and risks arising out of our corporate strategy.

As discussed below, the Board also maintains several standing committees with oversight responsibility for various Board functions. Although the Board has ultimate responsibility for overseeing risk, its standing committees perform certain of its oversight responsibilities. For example, in accordance with its charter, the Audit Committee engages in ongoing discussions regarding major financial and accounting risk exposures and the process and system employed to monitor and control such exposures. In addition, consistent with its charter, the Audit Committee engages in periodic discussions with management concerning the process by which risk assessment and management are undertaken, and it exercises oversight with regard to the risk assessment and management processes related to, among other things, internal controls, credit, capital structure, liquidity, cybersecurity and insurance programs. In carrying out these responsibilities, the Audit Committee, among other things, regularly reviews with the Internal Audit Director the audits or assessments of significant accounting and audit risks conducted by Internal Audit personnel based on their audit plan, and the Audit Committee regularly meets in executive sessions with the Internal Audit Director. The Audit Committee also regularly reviews with management our internal control over financial reporting, including any significant deficiencies or material weaknesses. As part of these reviews, the Audit Committee reviews steps taken by management to monitor, control and mitigate risks. The Audit Committee also regularly reviews with the Chief Legal Officer significant legal, regulatory and compliance matters that could have a material impact on our financial statements or business. Finally, from time to time executives who are responsible for managing particular risks report to the Audit Committee on how those risks are being controlled and mitigated.

Other Board committees also exercise responsibility to oversee risk within their areas of responsibility and expertise. For example, as noted in the section below entitled “Risk Assessment of Compensation Policies and Practices,” the Compensation Committee oversees risk assessment and management with respect to our compensation policies and practices, and it exercises oversight with respect to our 401(k) plan.

In those cases in which committees have risk oversight responsibilities, the Chairs of the committees regularly report to the full Board the significant risks facing the Company, as identified by management, and the measures undertaken by management for controlling and mitigating those risks.

Risk Assessment of Compensation Policies and Practices

We have reviewed our material compensation policies and practices, discussed the concept of risk as it is related to our compensation program, and considered various mitigating factors. Based on these reviews and discussion, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.

For more information regarding our compensation program, see the section of this Proxy Statement titled “Compensation Discussion & Analysis.”

Board Leadership Structure

The Board has separated the position of its Chairman from the position of Chief Executive Officer (“CEO”). As noted above, Mr. McClure, an independent director, serves as Chairman of the Board of Directors. Mr. McClure was appointed Chairman on October 3, 2018 following the retirement of G. Walter Loewenbaum, II from the Board. Mr. Loewenbaum served as Chairman of the Board of Directors since 1999.

We do not have a policy regarding whether the Chairman and CEO roles should be combined or separated. Rather, our Board of Directors prefers to retain flexibility to choose its leadership structure and Chairman in any way that it deems best for the Company at any given time. The Board periodically reviews the appropriateness and effectiveness of its leadership structure given numerous factors. Currently, the Board believes that it is appropriate for Mr. McClure to remain as Chairman given his independence as a director, broad experience in domestic and international operations management, deep experience in executive management and director roles within publicly traded companies, and significant expertise in the automotive industry, a key vertical for the Company. With the foregoing in mind, the Board believes that the current Board leadership structure allows Mr. Joshi to focus on managing the daily operations of the Company in his role as CEO, while permitting Mr. McClure to oversee the Board’s significant functions. The Board also believes that it has assisted in the efficient conduct of Board meetings as the directors discuss key business and strategic matters and other critical issues.

While the Board believes that the separation of the positions of Chairman and CEO has been beneficial to the Company, the Board does not view any particular Board leadership structure as being preferable to any other. Accordingly, in the event that any future change in the Board’s leadership structure occurs (which the Board does not currently expect to happen), the Board will take such actions with respect to its leadership structure as it then considers to be appropriate.

Succession Planning

We maintain a succession plan for the position of CEO and other executive officers. To assist the Board with this requirement, the CEO annually leads the Board of Directors in a discussion of CEO and senior management succession. The annual review includes an evaluation of the requirements for the CEO and each senior management position and an examination of potential permanent and interim candidates for CEO and other senior management positions.

Director Emeritus Program

Our Board has created a Director Emeritus program to avail itself of the counsel of retiring directors who have made and can continue to make a unique contribution to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as Director Emeritus for a period of one year. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board or its committees, but may not vote, be counted for quorum purposes, or have any of the duties or obligations imposed on our directors or officers under applicable law or otherwise be considered a director. Following Mr. Van Riper’s retirement at the 2017 Annual Meeting, our Board requested that he serve, and he agreed to serve, as a Director Emeritus for a one-year term until the 2018 Annual Meeting. Mr. Van Riper received $100,000 in compensation for his service as Director Emeritus.

Meetings and Meeting Attendance

During 2018, the Board of Directors held 15 meetings. In 2018, each member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors held during the period for which he has been a director and of the committees of the Board on which he served during the periods that he served. A discussion of the number of committee meetings held during 2018 appears below.

The Board holds executive sessions with only non-employee directors in attendance at its regular meetings and at other meetings when circumstances warrant those sessions. The CEO and other members of management are excused from these executive sessions. The Chairman of the Board or the Chairman of the Governance Committee presides over such non-management sessions of the Board. Additionally, the independent directors meet in executive session at least annually. The CEO, any other non-independent directors and other members of management are excused from such meetings, and the Chairman of the Board presides over such meetings.

We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. All of the directors then in office attended our 2018 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors maintains an Audit Committee, a Compliance Committee, a Compensation Committee, a Governance Committee, a Technology Committee, and an Executive Committee as standing committees of the Board. The current members of all NYSE-required committees (the Audit Committee, the Compensation Committee, and the Governance Committee) are independent directors.

Each of the committees operates under a written charter that has been approved by the Board and is posted on our website. See “Availability of Information” on page 19 of this Proxy Statement. Each of these committees periodically reviews its written charter and updates its charter as necessary.

The table below provides membership information for each of the Board’s standing committees as of the date of this Proxy Statement.

Director Name	Audit Committee	Compliance Committee	Compensation Committee	Corporate Governance and Nominating Committee	Technology Committee	Executive Committee

Malissia Clinton		X

William E. Curran	X*	X	X

Thomas W. Erickson						X*

Charles W. Hull					X

William D. Humes	X		X

Vyomesh I. Joshi		X			X	X

Jim D. Kever			X	X*

Charles G. McClure, Jr.		X				X

Kevin S. Moore	X		X*			X

John J. Tracy		X*			X*

Jeffrey Wadsworth		X		X	X

* Chairperson

Audit Committee

In addition to the risk oversight matters discussed above, the principal responsibilities of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities for:

•	monitoring our systems of internal accounting and financial controls;

•	our public reporting processes;

•	the retention, performance, qualifications, and independence of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	the annual independent audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements; and

•	our compliance with legal and regulatory requirements.

The Audit Committee has the ultimate authority and responsibility to select, evaluate, and approve the terms of retention and compensation of, and, where appropriate, to replace our independent registered public accounting firm.

The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission (the “SEC”) and, therefore, meets the requirement of the listing standards of the NYSE of having accounting or related financial management expertise. The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee also meets the heightened standards of independence applicable to audit committee members as prescribed by the SEC.

The Audit Committee held four meetings in 2018. It also held private sessions with our independent registered public accounting firm and the Internal Audit Director at several of its meetings. Our Internal Audit Director reports to the Chairman of the Audit Committee.

The report of the Audit Committee is set forth beginning on page 47 of this Proxy Statement.

Compliance Committee

The Board of Directors approved the creation of a Compliance Committee in November 2018. The principal responsibilities of the Compliance Committee are to provide general oversight of the Company’s compliance with laws and regulations applicable to its business, including, but not limited to, providing Board-level engagement and oversight of export compliance, government contracts and any necessary corrective actions pursuant to any export compliance investigation. The Compliance Committee is set to expire at the end of 2019 unless renewed by the Board of Directors.

The Compliance Committee held one meeting in 2018.

Compensation Committee

In addition to the risk oversight matters discussed above, the principal responsibilities of the Compensation Committee are to:

•	determine the compensation of our CEO (the CEO may not be present during voting or deliberations regarding his compensation);

•

determine the compensation of all of our other executive officers, each direct report of the CEO, and any of our other employees or employees of any of our subsidiaries who have a base annual salary of $300,000 or more;

•	administer our equity compensation plans and authorize the issuance of shares of Common Stock and other equity instruments under those plans; and

•	perform the duties and responsibilities of the Board of Directors under our 401(k) Plans.

The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Compensation Committee (1) meets the heightened standards of independence applicable to compensation committee members as prescribed by the NYSE, (2) is a “Non-Employee Director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and (3) is an “Outside Director” for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The Compensation Committee held eight meetings in 2018, in addition to various unanimous consents.

The report of the Compensation Committee appears on page 34 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of our current executive officers served during 2018 as a director of any entity with which any of our outside directors is associated or whose executive officers served as one of our directors, and none of the members of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries.

Role of Consultant

The Compensation Committee has sole authority to retain, compensate, and terminate a compensation consultant to assist in the evaluation of CEO or senior executive compensation. In 2018, the Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant. Pearl Meyer does not provide any other services to the Company, and the Compensation Committee has determined, based on its assessment of the relevant factors set forth in the applicable SEC rules, that Pearl Meyer’s work for the Compensation Committee does not raise any conflict of interest.

The consultant compiles information regarding the components and mix of the executive compensation programs of the Company and its peer group, analyzes the relative performance of the Company and the peer group with respect to the financial metrics used in the programs, and provides advice to the Compensation Committee regarding the Company’s executive compensation program. The consultant also provides information regarding emerging trends and best practices in executive compensation.

The consultant retained by the Compensation Committee reports to the Compensation Committee Chair and has direct access to Compensation Committee members. The consultant periodically attends Compensation Committee meetings and meets with members of the Compensation Committee.

Corporate Governance and Nominating Committee

The principal responsibilities of the Governance Committee are to:

•	assist the Board in identifying individuals qualified to become Board members;

•	assist the Board in determining the independence of the Board nominees;

•	recommend to the Board nominees to be elected at annual meetings of stockholders;

•	fill vacancies or newly created directorships at other times;

•	recommend to the Board the corporate governance guidelines applicable to the Company;

•	lead the Board in its reviews of the performance of the Board and its committees;

•	recommend to the Board nominations of the directors to serve on each committee; and

•	assist the Board in the development of executive succession plans.

The Governance Committee held two meetings in 2018.

Technology Committee

The principal responsibilities of the Technology Committee are to:

•	review the Company’s technology strategy and approach, including its impact on the Company’s performance, growth, and competitive position;

•	review the Company’s technology capabilities and intellectual property and provide guidance on the Company’s technology and innovation strategy;

•	assess the Company’s technical workforce and its suitability for meeting needs, including engineering leadership and the development and succession planning process for critical technology experts;

•	review and advise on the Company’s research and development expenditure plans; and

•	assist the Board in its oversight of the Company’s technology initiatives and investments, including through acquisitions and other business development activities.

The Technology Committee held three meetings in 2018.

Executive Committee

The principal responsibilities of the Executive Committee are to function on behalf of the Board of Directors during intervals between meetings of the Board, to the extent permitted by law, and to guide our strategic planning.

The Executive Committee held twelve meetings in 2018.

Stockholdings of Directors

Among the factors considered under our “Qualifications for Nomination to the Board” discussed above is an expectation that each director will hold during his or her term of office a meaningful number of shares of our Common Stock. Several of our directors beneficially own substantial numbers of shares of our Common Stock. See “Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” below.

Stockholder Communications with the Board of Directors

Stockholders and other interested persons may communicate with the Board by sending an email to BoardofDirectors@3DSystems.com or by sending a letter to the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than to the full Board, provides a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The Chairman of the Board presides over independent executive sessions of directors. The Chairman may be contacted by any party by sending a letter to the Chairman of the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

All communications must contain a clear notation indicating that they are a “Stockholder-Board

Communication” or a “Stockholder-Director Communication” and must identify the author.

The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. We reserve the right not to forward any communication that is hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

We also welcome communications from our stockholders that are consistent with applicable law and are initiated through our Vice President, Investor Relations, who may be contacted at (803) 326-4010 or investor.relations@3dsystems.com.

Code of Conduct and Code of Ethics

Our Code of Conduct applies to all of our employees worldwide, including all of our officers. We separately maintain a Code of Ethics that applies to our CEO, Chief Financial Officer, principal accounting officer (which is currently the Chief Financial Officer), Controller and all other senior financial executives and to directors of the Company when acting in their capacity as directors.

These documents are designed to set high standards of business conduct and ethics for our activities and to help directors, officers, and employees resolve ethical issues. The purpose of our Code of Conduct and our Code of Ethics is to provide assurance to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone call to an assigned voicemail box. We investigate all concerns and complaints.

We intend to disclose amendments to, or waivers from, any provision of the Code of Ethics that applies to our CEO, Chief Financial Officer, principal accounting officer or Controller and persons performing similar functions and that relates to any element of the Code of Ethics described in Item 406(b) of Regulation S-K by posting such information on our website. See “Availability of Information” on page 19 of this Proxy Statement. There have been no such waivers since the date of the proxy statement for our 2018 Annual Meeting.

Related Party Transaction Policy and Procedures

In addition to the provisions of our Code of Conduct and Code of Ethics that deal with conflicts of interest and related-party transactions, we have adopted a Related Party Transaction Policy that is designed to confirm our position that related-party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by (a) the Board of Directors and (b) the Governance Committee or a committee composed of directors who are independent and disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:

•	the amount involved will or may be expected to exceed $120,000 in any calendar year;

•	we or any of our subsidiaries would be a participant; and

•

any person who is or was in the current or immediately preceding calendar year an executive officer, director, director nominee, greater than five percent beneficial owner of our Common Stock, or immediate family member of any of the foregoing, has or will have a direct or indirect interest.

In adopting this policy, the Board reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $120,000. These types of transactions include:

•

employment arrangements with executive officers where such executive officer’s employment in that capacity and compensation for serving as an executive officer has been approved by the Board, the Compensation Committee, or another committee of independent directors;

•	director compensation arrangements where such arrangement has been approved by the Governance Committee (or another committee of independent directors) and the Board;

•

awards to executive officers and directors under compensatory plans and arrangements pursuant to our 2015 Incentive Plan (the “Plan”), and our 2004 Restricted Stock Plan for Non-Employee Directors (the “Directors Stock Plan”), the exercise by any executive officer or director of any previously awarded stock option that is exercised in accordance with its terms, and any grants or awards made to any director or executive officer under any other equity compensation plan that has been approved by our stockholders;

•

certain transactions with other companies where a related party has a de minimis relationship (as described in the policy) with the other company and the amount involved in the transaction does not exceed the lesser of $500,000 or two percent of the other company’s total annual revenue;

•

charitable contributions made by us to a charitable organization where a related party has a de minimis relationship and the amount involved does not exceed the lesser of $10,000 or two percent of the charitable organization’s total annual receipts and charitable contributions under any matching program maintained by us that is available on a broad basis to employees generally; and

•	other transactions where all security holders receive proportional benefits.

Under the terms of our Related Party Transaction Policy, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. A copy of our Related Party Transaction Policy is posted on our website. See “Availability of Information” on page 19 of this Proxy Statement.

On January 21, 2016, the Board approved a Consulting Agreement (the “Consulting Agreement”) between the Company and ECG Ventures, Inc., a consulting company owned by one of our directors, Mr. Erickson. The Consulting Agreement provided that Mr. Erickson would provide strategic and management consulting services to the Company in exchange for $75,000 a month plus reimbursement of expenses. In connection with the Consulting Agreement, Mr. Erickson was also awarded 25,000 shares of restricted stock that vested as scheduled on December 31, 2016. This agreement was terminated on May 1, 2016, Mr. Erickson having earned $318,750 under the agreement in addition to the restricted stock grant.

Policy on Hedging Transactions

Our Insider Trading Policy prohibits anyone who is employed by or associated with us from engaging in short-term or speculative transactions in our securities. This policy includes within its coverage short sales, which for directors and executive officers of the Company are prohibited by Section 16(c) of the Exchange Act. It also prohibits transactions in publicly traded options, such as puts, calls, and other derivative securities, or other hedging transactions on a securities exchange or other organized market. Our Insider Trading Policy requires that our directors and executive officers pre-clear any transactions in our securities with our Chief Legal Officer or Assistant General Counsel.

Clawbacks of Incentive Compensation

As part of our Corporate Governance Guidelines, the Board has adopted a policy on the clawback of incentive compensation. Under the terms of this policy, if the Board or an appropriate Board committee has determined that any fraud or intentional misconduct by one or more executive officers caused, directly or indirectly, the Company to restate its financial statements, subject to applicable law, the Board will take, in its sole discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. The Board, subject to applicable law, may require reimbursement of any bonus or cash or equity incentive compensation awarded to such officers and/or effect the cancellation of unvested restricted stock or outstanding stock option awards previously granted to such officers in the amount by which such compensation exceeded any lower payment that would have been made based on the restated financial results.

In addition, each award granted under the 2015 Incentive Plan is subject to the condition that we may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made, or on the date the award was granted or exercised or vested or earned, as applicable.

Availability of Information

As noted above:

•

The Board of Directors has adopted a series of corporate governance documents, including Corporate Governance Guidelines, a Code of Conduct for our employees, a Code of Ethics and a Related Party Transaction Policy; and

•	Each standing committee of the Board operates under a written charter that has been approved by the Board.

Each of these documents is available online and can be viewed on our website by going to www.3DSystems.com and clicking on “About,” then “Investor Relations,” then “Governance” and then selecting the appropriate document from the list on the web page.

DIRECTOR COMPENSATION

Director Compensation for 2018

The following table sets forth information concerning all compensation of each of our non-employee directors for their services as a director during the year ended December 31, 2018. Ms. Clinton was appointed to the Board in March 2019; therefore, she did not receive any compensation as a director during the year ended December 31, 2018.

	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

William E. Curran	125,733	99,998	—	225,731

Thomas W. Erickson	188,000	99,998	—	287,998

William D. Humes	102,958	99,998	—	202,956

Jim D. Kever	86,500	99,998	—	186,498

G. Walter Loewenbaum, II(2)	225,000	99,998	—	324,998

Charles G. McClure, Jr.(3)	157,595	99,998	—	257,593

Kevin S. Moore	126,458	99,998	—	226,456

John J. Tracy	100,049	99,998	—	200,047

Daniel S. Van Riper(4)	37,500	—	—	37,500

Jeffrey Wadsworth	90,900	99,998	—	190,898

(1)

Represents the aggregate grant date fair value of the restricted stock awards granted in 2018 to each non-employee director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). The value of the restricted stock awards is determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant. The amounts in this column include awards of 3,000 shares of Common Stock made to directors in office under the Directors Stock Plan on May 15, 2018 minus the $3.00 purchase price for the shares covered by each award paid by the recipients. The amounts in this column also include awards of 4,758 shares of Common Stock made to directors in office under the 2015 Incentive Plan on May 15, 2018. Such awards were valued based on the closing market price of our Common Stock ($12.89 per share) on May 15, 2018, the date of grant.

(2)

Mr. Loewenbaum retired from the Board of Directors on October 3, 2018. The amounts shown reflect prorated fees Mr. Loewenbaum earned for service during the portion of 2018 during which he served as a director and Chairman of the Board.

(3)

Mr. McClure was elected Chairman of the Board on October 3, 2018. The amounts shown reflect prorated fees Mr. McClure earned for service during the portion of 2018 in which he also served as Chairman of the Board.

(4)

Mr. Van Riper did not stand for re-election as a member of the Board at the 2017 Annual Meeting. The amounts shown reflect the fees Mr. Van Riper earned as a Director Emeritus during 2018. Mr. Van Riper’s one-year term as a Director Emeritus expired at the 2018 Annual Meeting.

Directors’ Fees

Director compensation is set by the Board, based upon the recommendation of the Governance Committee. We pay the following cash compensation to our non-employee directors:

•	The Chairman of the Board of Directors receives a fee of $300,000 per annum for such service.

•	Non-employee directors (other than the Chairman of the Board) receive an annual retainer of $50,000.

•	Each member of the Audit Committee and the Technology Committee (in each case, other than the Chairman) receives a $10,000 annual retainer.

•	Each member of all other standing committees (in each case, other than the Chairman) receives a $5,000 annual retainer.

•	The Chairman of the Executive Committee receives an annual retainer of $100,000.

•	The Chairman of the Audit Committee and the Technology Committee each receive an annual retainer of $30,000.

•	The Chairman of the Compliance Committee, Compensation Committee and the Governance Committee each receive an annual retainer of $10,000.

•	The following meeting fees are paid to non-employee directors other than the Chairman of the Board:

o	A meeting fee of $2,000 for each regular or special Board meeting attended.

o

Members of the Audit Committee and the Technology Committee receive a fee of $2,000 for each committee meeting attended on a day other than a day on which the Board is holding a regularly scheduled Board meeting.

o

For meetings of other standing committees of the Board, members of those committees receive a fee of $1,500 for each committee meeting attended on a day other than a day on which the Board is holding a regularly scheduled Board meeting.

o

For meetings of any standing committee of the Board attended by a member of such committee on a day on which the Board is holding a regularly scheduled Board meeting, attendees receive 50% of the meeting fee that would otherwise be payable to such director.

o	A director who attends by invitation a meeting of a committee that he or she is not a member of is similarly entitled to receive a meeting fee.

As discussed below, non-employee directors also receive annual equity awards. We also reimburse directors for their expenses of attendance at meetings of the Board of Directors or its committees.

Directors who are employees of the Company (Mr. Joshi and Mr. Hull) receive no additional compensation for service as a director.

Director Equity Awards

Director equity compensation is set by the Board, based upon the recommendation of the Governance Committee. Equity awards granted to our directors are made under the Directors Stock Plan and 2015 Incentive Plan described in further detail below. The equity compensation policy for non-employee directors provides for annual grants of restricted stock to each director equal to $100,000 in total value. Pursuant to this policy, each director in office on the date of the 2018 Annual Meeting was granted 7,758 shares of restricted stock. Because our Directors Stock Plan limits the number of equity awards that may be granted to any director in a single year to 3,000 shares, equity awards made to our non-employee directors were comprised of a grant of 3,000 shares under the Directors Stock Plan and a grant of 4,758 shares under the 2015 Incentive Plan. All shares of Common Stock issued to directors as compensation for their services as directors are fully vested when issued.

Directors Stock Plan

Under the Directors Stock Plan, which our stockholders approved in May 2004, each director who is neither one of our officers or employees nor an officer or employee of any of our subsidiaries or affiliates (referred to in the Directors Stock Plan as a “Non-Employee Director”) is eligible to receive grants of Common Stock, as follows:

•

Annual Grants.    Upon the adjournment of each annual meeting of the stockholders, each Non-Employee Director who has been elected a director at that annual meeting receives a grant of 3,000 shares of Common Stock.

•

Interim Grants.    Any Non-Employee Director who is first elected a director other than at an annual meeting receives on the date of election a pro rata portion of the annual grant that the director would have received if elected at the preceding annual meeting.

•	Initial Grants. Each newly elected Non-Employee Director receives an initial grant of 1,000 shares of Common Stock when he or she is first elected to the Board.

Notwithstanding the stock grant amounts described above, the Directors Stock Plan limits the value of any award of shares made to an eligible director to $100,000 valued on the date of the award.

As a condition of each award under the Directors Stock Plan, each participant is required to pay an issue price equal to the $0.001 par value per share of Common Stock issued under the Directors Stock Plan, to execute an agreement to hold the shares covered by such grant in accordance with the terms and conditions of the Directors Stock Plan (including, without limitation, restrictions on transferability provided for in the Directors Stock Plan) and to comply with certain other terms and conditions of the grant. Except in limited circumstances provided for in the Directors Stock Plan, a Non-Employee Director is not permitted to sell, transfer, pledge, or otherwise dispose of shares of Common Stock awarded under the Directors Stock Plan as long as (a) the Non-Employee Director remains a director of the Company or (b) a change of control as provided for in the Directors Stock Plan has not occurred. Non-Employee Directors who hold shares of Common Stock under the Directors Stock Plan are entitled to voting rights and any dividends paid with respect to such shares. Shares of Common Stock issued under the Directors Stock Plan are fully vested when issued. Excluding grants to newly-elected directors, the Directors Stock Plan limits the number of equity awards that may be granted to any director in a single year to 3,000 shares.

The Directors Stock Plan authorizes the issuance of up to 600,000 shares of Common Stock for awards under the Directors Stock Plan, subject to further adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization, or liquidation. At December 31, 2018, 23,136 shares of Common Stock remained available for issuance under this Directors Stock Plan.

The Directors Stock Plan does not prevent the Board of Directors from exercising its authority to approve the payment of additional fees to members of the Board of Directors, to adopt additional plans or arrangements relating to the compensation of directors or to amend the existing cash fees paid to directors.

2015 Incentive Plan

Non-Employee Directors are also eligible to receive grants of Common Stock under the 2015 Incentive Plan, which was approved by our stockholders in May 2015 and amended and restated in May 2017. Subject to adjustment from time to time, not more than 10,000 shares of Common Stock, in the aggregate, may be made subject to awards under the 2015 Incentive Plan in respect of any Non-Employee Director during any year; provided, however, that up to 50,000 shares of Common Stock, in the aggregate, may be made subject to awards under the 2015 Incentive Plan during any year in respect of any Non-Employee Director who also provides consulting or other services to the Company in addition to the services provided as a member of the Board.

The 2015 Incentive Plan authorizes the issuance of up to 6,300,000 shares of Common Stock for awards under the 2015 Incentive Plan, subject to further adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization, or liquidation. At December 31, 2018, 4,854,649 shares of Common Stock remained available for issuance under this 2015 Incentive Plan.

EMPLOYEE COMPENSATION MATTERS

We maintain a compensation program for all of our employees that is based upon the following objectives:

•	to attract employees, and to retain current employees, with the skills and attributes that we need to promote the growth and success of our business;

•	to motivate our employees to achieve our strategic objectives;

•	to create an alignment of interests between our employees and our stockholders;

•	to align rewards with achievement of our goals and objectives; and

•	to encourage our employees to conduct themselves in accordance with our values and Code of Conduct.

We use the same principles in attracting and retaining our executives. In 2017, we established a consistent and unified market-based job architecture that now serves as the framework for all employee compensation decisions Company-wide.

All of our employees receive either fixed annual salaries or hourly wages for their services. Certain of them, including our executive officers, participate in annual incentive compensation programs that are approved by the Board of Directors or its committees as part of our annual budgeting process, and participants in those programs have fixed incentive compensation targets that are approved in advance. See “Executive Compensation” below. Other employees receive commissions at pre-established rates based on their sales or related customer activities that are intended to provide incentives to their achieving previously approved sales or service objectives.

Except with respect to his own compensation, our CEO oversees our employee compensation programs and makes recommendations to the Compensation Committee with respect to the compensation of each of his direct reports and other employees with base annual salaries of $300,000 or more. Generally, the manager of each reporting unit is annually allocated a salary pool for such reporting unit, and the manager determines how to allocate this pool among the employees in the reporting unit. Our annual incentive pool, if funded, is intended to be allocated similarly among reporting units for reporting unit managers to allocate among the employees in such reporting unit. Our CEO establishes target incentive bonuses for the current calendar year for each of his direct reports, and the manager of each reporting unit establishes target incentive bonuses for the current calendar year for each employee in the reporting unit eligible to participate in the annual incentive program. All employee compensation decisions by the CEO and reporting unit managers are now guided by the market-based job architecture established in 2017.

As discussed above under “Corporate Governance Matters – Risk Assessment of Compensation Policies and Practices”, we believe that our compensation practices do not create inappropriate or unintended risks and that any such risks that do exist are not reasonably likely to result in a material adverse effect on us. We endeavor to manage any of these risks that may arise through our system of internal financial and operational controls and our Board and management oversight processes.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides detailed information and analysis regarding the compensation of our named executive officers as reported in the Summary Compensation Table and other tables located in the “Executive Compensation” section of this Proxy Statement.

Summary of Key 2018 Compensation Actions

•	Reviewed and updated market-based job architecture for all employees to ensure appropriate levels of pay at each employee classification across the Company.
•	Continued engagement of Pearl Meyer as independent compensation consultant for the Compensation Committee.
•	Increased NEO base salaries in 3% to 4% range to reflect cost of living adjustments.
•	Tied 100% of the funding of the 2018 Annual Incentive Plan to the Company’s achievement of pre-determined revenue and operating profit performance targets.
•	Created 2018 personal objectives for the purpose of individual performance review to determine allocation of the 2018 Annual Incentive Plan pool, if funded, among eligible Company employees.
•	Made no payments to NEOs under the 2018 Annual Incentive Plan.
•

Made grants of performance-based restricted stock units to our NEOs tied to achievement of pre-determined revenue and operating profit performance targets in amounts based on the market-based job architecture and the recommendation of the independent compensation consultant.

Our Named Executive Officers (“NEOs”) for 2018

Name	Title
Vyomesh I. Joshi	President, Chief Executive Officer and Director
John N. McMullen	Executive Vice President and Chief Financial Officer
Charles W. Hull	Executive Vice President, Chief Technology Officer and Director
Andrew M. Johnson	Executive Vice President, Chief Legal Officer and Secretary
Kevin P. McAlea	Executive Vice President and General Manager, Metals & Healthcare

Say-on-Pay

The Dodd-Frank Act provides stockholders with an advisory vote (“say-on-pay”) on the compensation of a company’s NEOs. We currently hold this say-on-pay vote on an annual basis. At the 2018 Annual Meeting, approximately 93.44% of the votes cast on this proposal approved the compensation of our NEOs on an advisory basis. The Compensation Committee considered these results in its design of our executive compensation program for 2018 and will consider the results of future advisory votes on executive compensation as our compensation philosophy continues to evolve and compensation decisions are made each year. Our Compensation Committee engaged an independent compensation consultant to provide the Compensation Committee guidance in the establishment of the 2018 executive compensation program.

Engagement with Our Stockholders

Over the last year, we continued our outreach efforts to stockholders to maintain an ongoing dialogue and solicit feedback on our business. In 2018, we reached out to numerous stockholders, including each of our 25 largest stockholders, in an effort to engage in discussions regarding a variety of topics including our executive compensation program, corporate governance, certain stockholder proposals, and other important issues to our stockholders.    We value the perspectives of our stockholders and the feedback that we gain from these stockholder engagement efforts.

Our Executive Compensation Philosophy

Our executive compensation program, practices and policies have been structured to reflect the Board’s commitment to excellence in corporate governance, and to align rewards with achievement of short- and long-term performance objectives that drive stockholder value. The compensation we pay to employees is generally subject to the same principles and guidelines that apply to our executive compensation program. Nevertheless, the following is a discussion and analysis of the material elements of our compensation programs as it relates to the NEOs.

Determining Executive Compensation

The Compensation Committee is responsible for setting the compensation of all executive officers, including the NEOs. It is also responsible for setting the compensation of any other employees of the Company or our subsidiaries who report directly to our CEO or have base annual salaries of $300,000 or more. For additional information about the responsibilities of this Committee, see “Corporate Governance Matters – Compensation Committee” above.

The Compensation Committee reviews the CEO’s recommendation for each of the other NEO’s compensation during the first quarter of each year. The purpose of this annual review is:

•	to determine the amount of any annual incentive compensation to be awarded to each NEO for the preceding calendar year;

•	to determine any adjustments to be made to the annual salary of each NEO for the current year; and

•	to approve our incentive compensation program for the current year and establish target incentive bonuses for the current calendar year for each of the NEOs.

As part of this review, our CEO gives the Compensation Committee a recommendation for incentive compensation awards for the prior year, salary adjustments for the current year and target incentive bonuses for the current year for each other NEO. In 2017, we established a new market-based job architecture for all employees to ensure appropriate levels of pay at each employee classification across the Company. Additionally, concrete personal objectives were established for each NEO by which such executive’s individual performance is measured. Our CEO uses the market-based job architecture and evaluation of each individual NEO’s progress towards assigned strategic imperatives and concrete personal objectives to guide his compensation recommendations to the Compensation Committee. The Compensation Committee reviews those recommendations and modifies them to the extent it considers appropriate. As part of this process, the Compensation Committee approves the amount of any annual incentive compensation to be awarded to each individual with respect to the preceding calendar year, approves the amount of any adjustments to be made to the annual salary of each such individual for the current year, approves the terms of our incentive compensation program for the current calendar year, and establishes target incentive bonuses for the current year for each of our NEOs and each of the other individuals whose compensation it oversees. The Compensation Committee may also approve adjustments to compensation for specific individuals at other times during any year when there are significant changes in the responsibilities of such individuals or under other circumstances that the Compensation Committee considers appropriate.

Our CEO’s compensation is determined under similar principles but follows a different process. This process is designed to comply with applicable law and listing requirements under which, after discussing his self-evaluation with him and receiving the views of other independent directors, the Compensation Committee evaluates his performance, reviews the Compensation Committee’s evaluation with him, and, based on that evaluation and review, determines his compensation and personal annual incentive objectives. Our CEO is excused from meetings of the Compensation Committee during voting or deliberations regarding his compensation.

Compensation Consultant and Compensation Peer Group

In 2017, the Compensation Committee directly engaged Pearl Meyer to assist in the performance of a comprehensive review of our executive compensation program and practices and to provide the Compensation

Committee guidance in the establishment of the 2018 executive compensation program. Pearl Meyer provides no services to the Company other than to the Compensation Committee, and is therefore independent of the management of the Company. During 2017, Pearl Meyer assisted the Committee in developing a peer group to serve as a market reference for establishing and evaluating fiscal 2018 compensation for our NEOs. Our fiscal 2018 peer group is comprised of 14 publicly-traded, industry-specific companies. These companies were selected after the consideration of various criteria, including:

•	quantitative criteria, including revenue size, margins, market cap, headcount and R&D spend;
•	qualitative criteria, including service and product offerings and end markets served; and
•	likely competitors for executive talent.

Elements of Executive Compensation

Our executive compensation program is designed to focus executive behavior on achievement of both our short- and long-term objectives and strategy as well as align the interests of management with those of our stockholders. To that end, our compensation program consists of the following principal elements:

•	base annual salaries;
•	when earned, incentive awards under our annual incentive program; and
•	long-term equity compensation under our 2015 Incentive Plan.

In reviewing base annual salaries and target annual incentive awards for each NEO, the Compensation Committee also reviews each executive’s compensation history with the Company and prior equity awards or grants. The Compensation Committee is guided by its own judgment and those sources of information (including, when deemed appropriate, compensation surveys) that the Compensation Committee considers relevant and, in 2017 and 2018, the recommendations of a compensation consultant.

The Compensation Committee believes that the prudent use of judgement in determining compensation will generally be in our best interests and those of our stockholders. Accordingly, the Compensation Committee does not rely exclusively upon fixed formulas and, from time to time in exercising its judgement, the Compensation Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving our objectives.

The Compensation Committee also seeks to strike a balance that it considers to be appropriate in its discretion between fixed elements of compensation, such as base salaries, and variable performance-based elements represented by annual incentive awards and long-term equity compensation. As a general matter, the Compensation Committee believes that our executive officers should have at least one-third of their annual cash compensation opportunity at risk under variable performance-based elements of our incentive compensation program, including in particular our annual incentive program. In most cases, the portion of our NEOs’ cash compensation opportunity that is at risk in any year exceeds that level. See “—2018 Incentive Compensation Program” below.

The following charts show the pay mix for our CEO and other NEOs during 2018.

* No annual incentive awards were paid with respect to 2018. See “2018 Incentive Compensation Program” for further details.

**41% of the target 2018 performance based equity awards were earned.

Base Salaries

We pay annual salaries to provide executives, including the NEOs, with a base level of monthly compensation for services rendered during the year. Salaries are also designed to help achieve our objectives of attracting and retaining executive talent. Adjustments to base salaries are based on the Company’s market-based job architecture, which takes into consideration the responsibilities of the executives, the Compensation Committee’s evaluation of the market demand for executives with similar capability and experience, and each individual NEO’s progress towards assigned strategic imperatives and concrete personal objectives.

Annual Incentive Program

Our annual incentive compensation program is designed to provide appropriate incentives to reward performance and motivate our executives, including the NEOs, to attain our strategic objectives.

This program is adopted annually, is designed with our strategic objectives in mind, and has historically focused partly on the achievement of pre-determined corporate financial objectives and partly, for each executive, on personal objectives. Prior to 2017, 55% of each executive’s annual incentive compensation target was based on the achievement of pre-approved corporate financial objectives with the remaining 45% based on the achievement of personal objectives.

In 2017, our Compensation Committee revised our annual incentive compensation program so that the pool available for payout thereunder is based 100% on the achievement of pre-determined corporate financial objectives. Under the new annual incentive compensation program, if the pre-determined corporate financial objectives are achieved and the pool is funded, the allocation of the pool among participants is based on each participant’s progress towards assigned strategic-imperatives and concrete personal objectives. If the pre-determined corporate financial objectives are not achieved, no employees receive awards under our annual incentive compensation program. Even if the pre-determined corporate financial objectives are achieved, our Compensation Committee always retains the discretion to reduce the funding of the Company-wide annual incentive plan pool or any individual participant’s award.

As an overriding condition, a failure to perform in accordance with our Code of Conduct or Code of Ethics may serve as a basis for a participant in this program not to receive an incentive award. We consider this aspect of our incentive compensation program to be consistent with sound principles of corporate governance.

As part of its goal-setting process, the Compensation Committee establishes current-year target incentive awards for each NEO with the following principles in mind:

•

Targets are used to determine the amount of any annual incentive that a NEO can expect to receive if we achieve our financial objectives for the year in question and such NEO achieves his personal objectives for that year. In setting these target incentive awards, the Compensation Committee considers each NEO’s level of responsibility and the recommendations of our CEO.

•

Target incentive awards are set at levels that are designed to link a substantial portion of each NEO’s total annual compensation opportunity to attaining the corporate objectives and the individual and team objectives established for each NEO for the year in question. In general, at least one-third of each NEO’s annual cash compensation opportunity is at risk. See “—Grants of Plan-Based Awards in 2018” below for a summary of target incentive awards for the NEOs applicable to 2018.

•	No minimum incentive awards are guaranteed to NEOs. The pool for the annual incentive plan is not funded unless the Company achieves certain pre-determined financial objectives.

•

Base target amounts represent the incentive awards that could be awarded assuming achievement of 100% of the pre-determined financial objectives. Our base target awards for each of the participating NEOs was equal to 50% of their 2018 annual base salaries, except for the CEO, whose base target award was set at 100% of his 2018 annual base salary.

•

Maximum amounts represent the maximum amount that may generally be awarded to each NEO under the program for the year in question. Our maximum annual incentive awards were equal to 150% of the target annual incentive awards for each of our NEOs during 2018.

Financial objectives are determined based on our business plan for the year in question. This business plan is developed by management and approved by the Board of Directors. Concrete personal objectives for all NEOs, other than the CEO, are developed through collaboration between each NEO and the CEO. The CEO’s personal objectives are reviewed and approved by the Compensation Committee. The Compensation Committee maintains the ability to adjust performance objectives for extraordinary items and other items as it deems appropriate.

With respect to financial measures, 100% of each NEO’s bonus related to each financial measure would generally be deemed to have been earned if the target for that financial measure is fully achieved.

Each NEO’s performance is measured against his personal objectives, and such performance is used to determine the allocation of the bonus pool if, and only if, the pool is funded by the Company’s achievement of the pre-determined corporate financial objectives.

For a discussion of the 2018 Annual Incentive Program, see below at “—2018 Incentive Compensation Program.”

Long-Term Equity Compensation

The Compensation Committee administers our 2015 Incentive Plan. Under the 2015 Incentive Plan, the Compensation Committee is authorized to grant restricted stock awards, restricted stock units, stock options and other awards that are provided for under the 2015 Incentive Plan to such of our employees and employees of our subsidiaries as the Compensation Committee determines to be eligible for awards. Awards granted to a participant are based upon a number of factors, including the recipient’s position, salary and performance as well as our overall corporate performance.

The 2015 Incentive Plan is intended to provide an effective method of motivating performance from key employees, including our NEOs, and of creating an alignment of interests in participants with the interests of our stockholders. Awards are made under the 2015 Incentive Plan as long-term incentive compensation to NEOs and other key employees when the Compensation Committee believes such awards are appropriate.

The Compensation Committee makes awards under the 2015 Incentive Plan both to reward performance and to motivate the recipient’s long-term performance. Historically, the majority of the equity awards made to our executive officers under the 2015 Incentive Plan have been restricted stock awards with time-based vesting conditions. As mentioned above, the Compensation Committee engaged Pearl Meyer in 2017 to assist the Committee in its review and evaluation of the compensation for the executive officers. Consequent to the Compensation Committee’s comprehensive review, we granted restricted stock awards with time-based vesting conditions to our executive officers, including our NEOs, in December 2017 and performance share units in February 2018. The performance share units were granted in February 2018 so that we could review more current perspectives on our business outlook and budgeting process when establishing revenue and operating income performance targets. These performance share unit awards could only be earned by the NEOs upon our achievement of pre-determined levels of 2018 revenue and operating income. A portion of the performance share unit awards were earned based on 2018 revenue and operating income; such awards vest in three equal annual installments.

In 2016, our Compensation Committee granted stock options and restricted stock awards with share price-based vesting conditions under the 2015 Incentive Plan. The equity awards with share price-based vesting conditions granted to our NEOs in 2016 do not vest until the closing price of our Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $30 or $40, as applicable, representing a significant increase in market capitalization as compared to the closing price of our Common Stock on the date of grant.

Restricted stock awards and performance share unit awards issued pursuant to the 2015 Incentive Plan remain subject to forfeiture until the vesting of such shares pursuant to the terms of the applicable award. Stock options made under the 2015 Incentive Plan generally have a 10 year term and an exercise price based on the fair market value of our Common Stock on the date of grant.

Shares of restricted stock, performance share units and stock options issued pursuant to the 2015 Incentive Plan may not be sold, transferred or encumbered by the employee prior to vesting (and exercise in the case of stock options). The compensation associated with these awards is expensed over the vesting period. The shares covered by restricted stock awards are considered outstanding upon issuance following the acceptance of each award for the purpose of calculating diluted earnings per common share, and holders of shares issued pursuant to restricted stock awards are entitled to vote such shares and to receive any dividends declared in respect of our Common Stock. Shares covered by performance share units are not considered outstanding until vested and shares covered by stock option awards are not considered outstanding until exercise except, in each case, for the purpose of calculating diluted earnings per common share. The holders of performance share units and stock options are not entitled to vote shares or receive any dividends declared with respect to the shares covered by such awards.

2018 Salaries

At its meeting on March 22, 2018, the Compensation Committee determined to increase the base salaries of our NEOs in 2018. The 2018 and 2017 base salaries of our NEOs are as follows:

Name	2018 Base Salary ($)	2017 Base Salary ($)	% Change

Vyomesh I. Joshi	953,000	925,000	3.0%

John N. McMullen	515,000	500,000	3.0%

Charles W. Hull	401,000	389,000	3.0%

Andrew M. Johnson	346,000	333,000	3.9%

Kevin P. McAlea	401,000	389,000	3.0%

2018 Incentive Compensation Program

Consistent with the principles discussed above, at its meetings on March 22, 2018, the Compensation Committee approved an annual incentive program for 2018. The 2018 target incentive awards for each the participating NEOs were set at 50% of their 2018 annual base salaries, except for Mr. Joshi, whose 2018 target incentive award was set at 100% of his 2018 annual base salary. The 2018 threshold and maximum annual incentive award for all NEOs were set at 50% and 150%, respectively, of the target annual incentive award.

Additionally, the Compensation Committee approved the following performance objectives for the funding of the 2018 annual incentive program:

•	50% of the funding of 2018 annual incentive program bonus pool based on the achievement of an annual revenue budget; and

•	50% of the funding of 2018 annual incentive program bonus pool based on the achievement of an annual budgeted level of non-GAAP earnings per share.

In February 2019, the Compensation Committee determined that, based on 2018 Company performance, the 2018 annual incentive program bonus pool was not to be funded and therefore none of the NEOs received any payments under the 2018 annual incentive plan.

2018 Performance Equity Award

At a meeting in February 2018 the Compensation Committee made performance share unit awards under the 2015 Incentive Plan to a number of employees, including the NEOs, to reflect the contributions that those individuals have made to our operations and financial condition, to provide motivation toward achieving our future strategic objectives and to further align the interests of those individuals with our stockholders. The performance share units could only vest if both performance and service-based criteria were met. Performance vesting criteria include threshold, target and maximum performance goals. For achievement of threshold, target and maximum performance goals, 50%, 100%, and 150% of target performance share units were eligible to vest, subject to service-based vesting criteria. If performance is below threshold, no performance share units would vest, and for performance between threshold and target or between target and maximum, vesting is determined on interpolation on a straight-line basis. If earned, the performance share units vest in three equal installments. The target performance share unit awards made to our NEOs in February 2018 were as follows:

Name	Target Performance Share Units (#)	Aggregate Fair Market Value of Grants ($)(1)
Vyomesh I. Joshi	114,026	1,165,346

John N. McMullen	34,208	349,606

Charles W. Hull	22,806	233,077

Andrew M. Johnson	27,081	276,768

Kevin P. McAlea	34,208	349,606

(1)

The amounts represent the aggregate grant date fair value computed in accordance with ASC Topic 718 and are determined by multiplying the target number of units awarded by the closing price of our Common Stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 14 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018.

On March 1, 2019, following the finalization of the Company’s 2018 audited financials, the Compensation Committee determined that, based on the Company’s actual 2018 revenue and operating income, 41% of the target performance share units were earned by each NEO.

Employment Agreements and Other Agreements with NEOs

In April 2016 and July 2016, Vyomesh I. Joshi and John N. McMullen joined the Company as our President and CEO and Executive Vice President and Chief Financial Officer, respectively. In connection with each of these appointments, we entered into an employment agreement under which we have agreed to certain compensation arrangements and severance benefits. With the purpose of retaining our key executive officers during a significant management transition, we entered into similar employment agreements with each of Messrs. Hull and Johnson in 2016. Mr. McAlea has an existing severance agreement with the Company.

Each of these agreements was determined based on negotiations with the applicable NEO and taking into account his background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in our industry and among similarly-situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.

Vyomesh I. Joshi

Mr. Joshi’s employment agreement provides for a minimum base annual salary of $925,000 and a minimum target bonus opportunity of 100% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Joshi to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to the employment agreement entered into in connection with his hiring in April 2016, Mr. Joshi was also granted the following equity awards: (1) 150,000 shares of restricted stock that vest in three equal annual installments; (2) 500,000 stock option awards, comprised half of option awards subject to $30 per share price-based vesting conditions and half of option awards subject to $40 per share price-based vesting conditions; and (3) 75,000 shares of restricted stock, 50,000 of which are subject to $30 per share price-based vesting conditions and 25,000 of which shares are subject to $40 per share price-based vesting conditions. Mr. Joshi is not guaranteed any further equity awards under his employment agreement, but is entitled to participate in our equity compensation plans generally available to our executive officers.

Our employment agreement with Mr. Joshi provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Joshi or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Joshi for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 39 below. Mr. Joshi’s employment agreement automatically extended for an additional one-year period in April 2018.

John N. McMullen

Mr. McMullen’s employment agreement provides for a minimum base annual salary of $500,000 and a minimum target bonus opportunity of 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. McMullen to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to the employment agreement entered into in connection with his hiring in July 2016, Mr. McMullen was also granted the following equity awards: (1) 75,000 shares of restricted stock that vest in three equal annual installments; (2) 200,000 stock option awards, comprised half of option awards subject to $30 per share price-based vesting conditions and half of option awards subject to $40 per share price-based vesting conditions; and (3) 50,000 shares of restricted stock, half of which are subject to $30 per share price-based vesting conditions and half of which are subject to $40 per share price-based vesting conditions. Mr. McMullen is not guaranteed any further equity awards under his employment agreement, but is entitled to participate in our equity compensation plans generally available to our executive officers.

Our employment agreement with Mr. McMullen provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. McMullen or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. McMullen for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 39 below. Mr. McMullen’s employment agreement automatically extended for an additional one-year period in July 2018.

On March 13, 2019, Mr. McMullen notified us of his intention to retire effective December 31, 2019 or, if earlier, the date on which his successor is hired. In connection with his decision to retire, we entered into a transition agreement with Mr. McMullen which provides that he will serve as a non-employee consultant for a period of 12 months following his retirement.

Charles W. Hull

Mr. Hull’s employment agreement provides for a minimum base annual salary of $389,000. Mr. Hull is also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Hull to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.

Our employment agreement with Mr. Hull provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Hull or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Hull for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 39 below. Mr. Hull’s employment agreement automatically extended for an additional one-year period in June 2018.

Andrew M. Johnson

Mr. Johnson’s employment agreement provides for a minimum base annual salary of $333,000. Mr. Johnson is also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Johnson to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs

Our employment agreement with Mr. Johnson provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Johnson or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Johnson for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 39 below. Mr. Johnson’s employment agreement automatically extended for an additional one-year period in June 2018.

Kevin McAlea

The Company and Mr. McAlea are parties to a severance arrangement pursuant to which Mr. McAlea would become entitled to severance payments equal to nine months of his then current salary if his employment is terminated other than for cause.

Change of Control Severance Policy

On February 22, 2018, the Compensation Committee adopted the Company’s Change of Control Severance Policy (the “COC Severance Policy”). The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our Chief Executive Officer and all Executive Vice Presidents and Senior Vice Presidents (each, a “Participant”), which includes all of our NEOs. For a more detailed discussion of the benefits payable to our NEOs under the COC Severance Policy, see “Potential Benefits upon Termination or Change of Control” beginning on page 39 below.

Other Compensation Matters

Benefits and Perquisites

We provide our employees, including the NEOs, with a benefit program that we believe is reasonable, competitive and consistent with the objectives of our compensation program. As a matter of policy, the Compensation Committee does not award personal benefits or perquisites to our NEOs that are unrelated to our business. However, under certain circumstances discussed below, the Compensation Committee has approved certain personal benefits or perquisites that are either provided to a NEO by contract or that it deemed to be in our interests in order to induce executives to commence or maintain employment with us. Those amounts are reported in the Summary Compensation Table. All other perquisites for the NEOs amount to less than $10,000 per person.

Our executives, including the NEOs, are eligible to participate in employee benefit programs that we provide to our employees generally, which include a group insurance program providing group health, dental, vision, life and long-term disability insurance. Other benefits include a Section 401(k) plan, health savings accounts, flexible spending accounts for health and dependent care expenses, sick leave, holiday time and vacation time.

Accounting and Tax Considerations

The Compensation Committee generally considers the financial accounting implications of stock awards and other compensation to the Company’s executive officers in evaluating and establishing the Company’s compensation policies and practices. Section 162(m) of the Code limits to $1 million the U.S. federal income tax deductibility of compensation paid in one year to certain covered employees, including a company’s principal executive officer, principal financial officer and the next three highest paid executive officers, without an exception for performance-based compensation.

The Compensation Committee believes that in establishing incentive compensation programs for our NEOs, the potential deductibility of the compensation payable should be one of several factors taken into consideration. Therefore, while the Compensation Committee considers tax deductibility in making executive compensation program decisions, the Compensation Committee’s primary consideration is whether the executive compensation programs align the interests of our executives with those of our stockholders.

Stock Performance

While we generally consider matters such as stock performance and total return to our stockholders in making compensation decisions, we do not consider them as controlling factors in making compensation decisions. Short-term movements in our stock price and total return to stockholders as reflected in the performance of our stock price are subject to factors, including factors affecting the securities markets generally, that are unrelated to our performance.

Our priorities and the priorities of our management are centered on achieving our strategic objectives, meeting customer needs, new product development, increasing cash generation, identifying, completing and successfully integrating strategic investments, and promoting operational excellence and innovation. The pursuit of such longer range objectives is not necessarily consistent with producing short-term results to increase our stock price or stockholder return, but we believe that pursuing these longer range objectives should result in performance that is more likely to maximize total return to our stockholders over time.

Since our executive compensation is based upon factors relating to our growth and profitability and the performance of our business as well as the contributions of each of our executives to achieving our objectives, we believe that we have provided appropriate incentives to align management’s interests with our long-term growth and development and the interests of our stockholders. We also believe that there are many ways in which our executives contribute to building a successful company. While our financial statements and stock price reflect the results of some of those efforts, many long-term strategic decisions made in pursuing our growth and development may have little visible impact on our stock price in the short-term.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the section titled “Compensation Discussion and Analysis.” Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this Proxy Statement.

Compensation Committee:

      Kevin S. Moore, Chair

      William E. Curran

      William D. Humes

Summary Compensation Table

The following table presents information regarding the compensation of each of the NEOs for services rendered during fiscal 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Vyomesh I. Joshi	2018	953,000	—	1,165,346	—	—	4,269	2,122,615
President and Chief Executive	2017	925,000	—	1,000,008	—	—	8,100	1,933,108
Officer	2016	661,730	—	3,402,000	3,842,500	277,753	—	8,183,984

John N. McMullen	2018	515,000	—	349,606	—	—	4,125	868,731
Executive Vice President and	2017	500,000	—	300,004	—	—	7,964	807,968
Chief Financial Officer	2016	232,692	—	1,676,250	1,552,000	50,137	—	3,511,079

Charles W. Hull	2018	401,000	—	233,077	—	—	4,340	638,417
Executive Vice President and	2017	389,000	—	200,009	—	—	7,002	596,011
Chief Technology Officer	2016	386,727	—	1,192,500	1,228,000	77,800	—	2,885,027

Andrew M. Johnson	2018	346,000	—	276,768	—	—	78,677	701,445
Executive Vice President, Chief	2017	333,000	—	237,500	—	—	42,493	612,993
Legal Officer and Secretary	2016	329,500	102,967	1,192,500	1,228,000	66,600	—	2,919,567

Kevin P. McAlea	2018	401,000	—	349,606	—	—	7,234	757,840
Executive Vice President and	2017	389,000	—	300,004	—	—	8,100	697,104
General Manager, Metals & Healthcare	2016	385,231	—	1,192,500	1,228,000	77,800	37,966	2,921,496

(1)

The amounts are separate and distinct from any awards with respect to Non-Equity Incentive Plan Compensation. For Mr. Johnson, the bonus amount in 2016 is a monthly bonus he received for services through April 2016 in connection with the performance of his duties as Interim President and CEO.

(2)

The amounts represent the aggregate grant date fair value computed in accordance with ASC Topic 718 of (i) performance share unit awards granted in fiscal year 2018, of which 41% of the target amount were determined earned on March 1, 2019, (ii) restricted stock awards with time-based vesting conditions granted in each of fiscal years 2017 and 2016 and (iii) restricted stock awards with share price-based vesting conditions granted in fiscal year 2016. The value of the restricted stock awards is determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant. With respect to the restricted stock awards with share price-based vesting conditions granted in 2016, the grant date fair value assumes that both the $30 per share and $40 per share price-based vesting conditions have been met. With respect to performance share unit awards granted in fiscal year 2018, the highest level of performance conditions would have resulted in achievement of 150% of the target amounts.    These amounts for each NEOs are as follows: Mr. Joshi, $1,748,019; Mr. McMullen, $524,409; Mr. Johnson, $415,152; Mr. Hull, $349,616; and Mr. McAlea, $524,409. See “-2018 Performance Equity Awards” above. Assumptions used in the calculation of these amounts are included in Note 14 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)

The amounts represent the aggregate grant date fair value computed in accordance with ASC Topic 718 of stock options granted to our NEOs in 2016. Assumptions used in the calculation of these amounts are included in Note 14 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018. All of the stock option awards granted in 2016 are subject to $30 per share or $40 per share price-based vesting conditions.

(4)	The amounts represent the amounts awarded to each NEO under the Company’s annual incentive compensation program for the year concerned.

(5)

The amounts represent matching contributions made by the Company in accordance with the terms of the Company’s 401(k) Plan. Additionally, Mr. Johnson’s other compensation in 2018 and 2017 includes $70,577 and $34,393, respectively in tuition and travel reimbursements related to his pursuit of an executive MBA. Mr. McAlea’s other compensation in 2016 includes $37,966 in relocation benefit payments, which includes benefits grossed up by the Company by $13,167.

Grants of Plan-Based Awards in 2018

The following table sets forth information with respect to plan-based awards granted in 2018, including the amounts of target incentive awards established for each of the NEOs under the 2018 incentive compensation program that the Compensation Committee established at its meetings on March 22, 2018 and the performance share unit awards that the Compensation Committee granted, subject to 2018 revenue and operating income performance targets, under the 2015 Incentive Plan at its meeting on February 15, 2018. The threshold, base target and maximum amounts represent the incentive awards and the performance share unit awards that could have been awarded assuming achievement of the pre-determined financial and/or individual performance objectives for 2018. No annual incentive awards were actually earned by the NEOs with respect to 2018. See “—2018 Incentive Compensation Program” above. In March 2019, following the finalization of the Company’s 2018 audited financial statements, the Compensation Committee determined that, based on the Company’s 2018 revenue and operating income, 41% of the target performance share units were earned by each NEO. See “—2018 Performance Equity Awards” above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards(1)
			Threshold ($)	Base Target ($)	Maximum ($)	Threshold (#)	Base Target (#)	Maximum (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Vyomesh I. Joshi	2018 Incentive Compensation Program	3/22/2018	476,500	953,000	1,429,500

	2015 Incentive Plan	2/15/18				57,013	114,026	171,039	1,165,346

John N. McMullen	2018 Incentive Compensation Program	3/22/2018	128,750	257,500	386,250

	2015 Incentive Plan	2/15/18				17,104	34,208	51,312	349,606

Charles W. Hull	2018 Incentive Compensation Program	3/22/2018	100,250	200,500	300,750

	2015 Incentive Plan	2/15/18				11,403	22,806	34,209	233,077

Andrew M. Johnson	2018 Incentive Compensation Program	3/22/2018	86,500	173,000	259,500

	2015 Incentive Plan	2/15/18				13,541	27,081	40,622	276,768

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards(1)
			Threshold ($)	Base Target ($)	Maximum ($)	Threshold (#)	Base Target (#)	Maximum (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Kevin P. McAlea	2018 Incentive Compensation Program	3/22/2018	100,250	200,500	300,750

	2015 Incentive Plan	2/15/18				17,104	34,208	51,312	349,606

(1)

The amounts in this column represent performance share units that vest based on achievement of certain 2018 performance measures in three equal installments in February 2019, February 2020 and February 2021. As previously noted, it was determined on March 1, 2019 that only 41% of the target 2018 performance share units were earned.

(2)

The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Outstanding Equity Awards at Year-End 2018

The following table presents information with respect to equity awards made to each of NEOs that were outstanding on December 31, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Vyomesh I. Joshi	—	500,000	15.12	4/1/2026	50,000	(4)	508,500	75,000	762,750
					76,017	(5)	773,093

John N. McMullen	—	200,000	13.41	7/1/2026	25,000	(6)	254,250	50,000	508,500
					22,805	(5)	231,927

Charles W. Hull	—	160,000	13.25	7/26/2026	16,666	(7)	169,493	40,000	406,800
					15,204	(5)	154,625

Andrew M. Johnson	—	160,000	13.25	7/26/2026	16,666	(7)	169,493	40,000	406,800
					18,054	(5)	183,609

Kevin P. McAlea	—	160,000	13.25	7/26/2026	16,666	(7)	169,493	40,000	406,800
					22,805	(5)	231,927

(1)	Option awards in this column vest upon the satisfaction of certain share price performance conditions.

(2)	Value calculated based on the $10.17 closing price of our stock on December 31, 2018.

(3)	Restricted stock awards in this column vest upon the satisfaction of certain share price and financial performance conditions.

(4)	These restricted stock awards were granted on April 1, 2016 and vest in equal installments on the first, second and third anniversaries of the grant date.

(5)	These restricted stock awards were granted on December 4, 2017 and vest in equal installments on August 15 of 2018, 2019 and 2020.

(6)	These restricted stock awards were granted on July 1, 2016 and vest in equal installments on the first, second and third anniversaries of the grant date.

(7)	These restricted stock awards were granted on July 26, 2016 and vest in equal installments on the first, second and third anniversaries of the grant date.

Option Exercises and Stock Vested in 2018

No options were exercised by our NEOs in 2018. Shares of restricted Common Stock held by the NEOs vested as follows during 2018:

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Vyomesh I. Joshi	88,009	1,274,230
John N. McMullen	36,403	567,425
Charles W. Hull	40,935	573,946
Andrew M. Johnson	102,360	1,234,785
Kevin P. McAlea	48,070	687,879

(1)	Amounts reflect the aggregate market value of our Common Stock based on the closing price of our Common Stock on the applicable vesting date.

Potential Benefits upon Termination or Change of Control

Joshi Employment Agreement

Under his employment agreement, Mr. Joshi would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in his agreement), become entitled to receive the following:

●	An amount equal to 150% of his base salary, payable in 18 equal monthly installments;

●	Any accrued but unpaid base salary as of the termination date;

●	Any accrued but unused vacation time;

●	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had the NEO’s employment not terminated; and

●

If the NEO elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that the NEO’s contributions to such plans will remain the same as if the NEO were employed by the Company until the earliest of: (1) 18 months from the termination date or (2) the date the NEO is no longer eligible for COBRA coverage.

In the event of termination by the Company without “cause” or resignation for “constructive discharge” within 180 days before or two years after a “change of control” (as defined in his employment agreement), Mr. Joshi is entitled to receive a lump sum amount of cash equal to the sum of (i) 150% of his base salary plus (y) his target performance bonus, with such lump sum paid on the sixtieth day following the termination date.

McMullen, Hull and Johnson Employment Agreements

Under their employment agreements, Messrs. McMullen, Hull and Johnson would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in their respective agreements), become entitled to receive the following:

●	An amount equal to the NEO’s base salary, payable in 12 equal monthly installments;

●	Any accrued but unpaid base salary as of the termination date;

●	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had the NEO’s employment not terminated; and

●	If the NEO elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that the NEO’s contributions to such plans will remain the same as if the NEO were employed by the Company until the earliest of: (1) 12 months from the termination date; or (2) the date the NEO is no longer eligible for COBRA coverage.

McAlea Severance Agreement

The Company and Mr. McAlea are parties to a severance arrangement pursuant to which Mr. McAlea would become entitled to severance payments equal to nine months of his then current salary if his employment is terminated other than for “cause.”

Change of Control Severance Policy

On February 22, 2018, the Compensation Committee adopted the Company’s the COC Severance Policy. The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our Chief Executive Officer and all Executive Vice Presidents and Senior Vice Presidents (each, a “Participant”), which includes all of our NEOs.

A Participant is entitled to benefits under the COC Severance Policy in the event of a termination of the Participant’s employment by the Company without “Cause” or by the Participant for “Constructive Discharge” either (a) on or before the second anniversary of the date of a “Change of Control” (as such terms are defined in the COC Severance Policy) or (b) in certain circumstances, within six months prior to the date that the Change of Control occurs (a “Qualifying Termination”). The COC Severance policy does not change the terms of any plans or arrangements that may provide for severance benefits in case of a termination of employment not in connection with a Change of Control. The COC Severance Plan also includes provisions intended to avoid duplication of benefits with the severance benefits that otherwise may be payable under any other plan or arrangement upon a Qualifying Termination.

In the event of a Qualifying Termination, a Participant will receive a lump sum cash payment equal to: (i) a multiple (which is 2.0 for our Chief Executive Officer and 1.5 for all other Participants) times the sum of the Participant’s base salary and target annual bonus, (ii) a pro rata portion of the Participant’s target annual bonus for the fiscal year in which the termination occurs, and (iii) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) as elected by the Participant (for the Participant and his or her eligible dependents) at the time of the Qualifying Termination multiplied by a number of months equal to 24 for our Chief Executive Officer and 18 for each other Participant. A Participant’s right to receive this payment and benefits is subject to his or her execution of a general release of claims against the Company.

In addition, the COC Severance Policy provides that all outstanding performance-based equity awards granted after the effective date of the COC Severance Policy shall be converted in their entirety to timed-based equity awards upon the occurrence of a Change of Control based on the assumption that the performance goals are achieved at target. The vesting of performance-based equity awards that are converted to time-based equity awards shall occur upon the same vesting schedule upon which the former performance metrics would have been measured and shall vest in full upon a Qualifying Termination. Additionally, if a Participant incurs a Qualifying Termination, all outstanding time-based awards equity awards, including converted performance-based equity awards that are held by a Participant and were granted after the effective date of the COC Severance Policy shall become fully vested and all forfeiture restrictions shall lapse.

The following table reflects the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of December 31, 2018 and include estimates of the amounts that would be paid to each executive officer upon such NEO’s termination. The table only includes additional benefits that result from the termination and does not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. None of our NEOs is entitled to any additional benefits in connection with a Change of Control without a related termination of employment.

Name	Termination Scenario	Cash Severance ($)	Health/Welfare Benefits ($)	Equity Awards ($)	Cash Bonus Under Annual Incentive Plan ($)	Total ($)
Vyomesh I. Joshi	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	1,429,500	—	—	—	1,429,500
	In Connection with Change of Control(1)	1,906,000	2,211	—	953,000	2,861,211

John N. McMullen	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	515,000	21,885	—	—	536,885
	In Connection with Change of Control(1)	772,500	32,828	—	—	805,328

Charles W. Hull	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	401,000	15,096	—	—	416,096
	In Connection with Change of Control(1)	601,500	22,644	—	—	624,144

Andrew M. Johnson	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	346,000	21,885	—	—	367,885
	In Connection with Change of Control(1)	519,000	32,828	—	—	551,828

Kevin P. McAlea	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	300,750	—	—	—	300,750
	In Connection with Change of Control(1)	601,500	32,678	—	—	634,178

(1)

The amounts in this row are payable in the event of termination by the Company without cause or resignation for “constructive discharge” within 180 days before or two years after a “change of control”. Certain amounts are duplicative of amounts payable in the event of termination by the Company without cause or resignation for “constructive discharge” not in connection with a change of control.

CEO Pay Ratio

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Vyomesh Joshi, our CEO, as of the end of 2018, our last completed fiscal year.

For 2018:

●	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $2,122,615; and
●	the annual total compensation of our median employee (excluding our CEO) was $56,764.

Based on this information, for 2018 the ratio of the annual total compensation of Mr. Joshi, our CEO, to the annual total compensation of our median employee was 37 to 1.

We took the following steps to identify our median employee, as well as to determine the annual total compensation of our median employee and our CEO.

1.

As permitted by SEC rules, we have elected to use the same median employee in determining our 2018 CEO pay ratio calculation as was used in determining our 2017 CEO pay ratio calculation. There has been no major change in our employee population or our employee compensation arrangement since the median employee was identified that we believe would significantly impact our pay ratio disclosure.

2.

We determined that, as of December 31, 2017, our employee population consisted of approximately 2,923 individuals. This population consisted of our full-time, part-time, and temporary employees employed with us as of the determination date.

3.

To identify the “median employee” from our employee population, we used actual base salaries or wages paid, any overtime or commissions paid and any cash bonuses paid during 2017. For permanent employees who did not work the entire 12-month period, we annualized the amounts actually paid with the exception of cash bonuses, which were not annualized.

4.

For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for the 2018 fiscal year in accordance with the requirements of Item 402(c)(2)(x), which are the same requirements we used to determine the annual total compensation of our CEO.

5.	For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and any person owning ten percent or more of the outstanding shares of our Common Stock to file reports with SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of those reports. Based upon a review of those reports submitted to us, along with written representations from or on behalf of certain executive officers and directors that they were not required to file any reports during 2018, we believe that all of these reports were timely filed during 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of March 20, 2019 with respect to the other persons listed in the table, the number of outstanding shares of Common Stock beneficially owned:

•	by each person known to us to be the beneficial owner of more than five percent of our Common Stock;

•	by each current director and nominee for director and each of our NEOs; and

•	by all of our directors and executive officers as a group.

Except as otherwise indicated in the footnotes to the table, and subject to any applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, unless otherwise noted.

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares		Percentage Ownership
BlackRock, Inc.	16,111,211	(2)	13.8%
55 East 52nd Street New York, New York 10055
The Vanguard Group.	11,440,403	(3)	9.8%
100 Vanguard Blvd. Malvern, PA 19355
OppenheimerFunds, Inc.	8,033,137	(4)	6.9%
255 Liberty Street New York, NY 10281
Malissia Clinton	2,424		*
William E. Curran	66,723		*
Thomas W. Erickson	81,514		*
Charles W. Hull	519,525	(5)	*
William D. Humes	25,902		*
Vyomesh I. Joshi	352,038	(6)	*
Jim D. Kever	425,659	(7)	*
Charles G. McClure, Jr.	14,184		*
Kevin S. Moore	1,530,153	(8)	1.3%
John J. Tracy	12,778		*
Jeffrey Wadsworth	14,184		*
Andrew M. Johnson	224,047	(9)	*
Kevin P. McAlea	279,305	(10)	*
John N. McMullen	133,363	(11)	*
All directors and current executive officers as a group (16 persons)	3,834,629		3.3%

* Less than one percent

(1)    Percentage ownership is based on the number of shares of Common Stock outstanding and entitled to vote as of March 20, 2019, the record date for the Annual Meeting. Common Stock numbers include, with respect to the stockholder in question, Common Stock which the stockholder could acquire within 60 days of the record date.

(2)    BlackRock, Inc. filed an Amended Schedule 13G on January 24, 2019 indicating that it has sole voting power over 15,859,559 of these shares and sole dispositive power over 16,111,211 of these shares.

(3)    The Vanguard Group, filed an Amended Schedule 13G on February 11, 2019 indicating that it has sole voting power over 113,695 of these shares, shared voting power over 23,769 of these shares, sole dispositive power over 11,313,089 of these shares and shared dispositive power over 127,314 of these shares.

(4)    Oppenheimer Funds, Inc., filed a Schedule 13G on January 11, 2019 indicating that it has shared voting power over 8,033,137 of these shares and shared dispositive power over 8,033,137 of these shares.

(5)    Consists of (a) 129,720 shares of Common Stock that Mr. Hull holds directly and (b) 389,805 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees. Excludes 40,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 16,447 units of restricted stock which only vest upon the achievement of certain company 2019 financial performance targets. Also excludes 160,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(6)    Consists of (a) 287,964 shares of Common Stock that Mr. Joshi holds directly and (b) 64,074 shares of Common Stock held in the 2001 Joshi Living Trust u/a/d/ 12/7/2001 in which Vyomesh I. Joshi and Uma V. Joshi serve as trustees. Excludes 75,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 82,237 units of restricted stock which only vest upon the achievement of certain company 2019 financial performance targets. Also excludes 500,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(7)    Consists of (a) 326,986 shares of Common Stock that Mr. Kever holds directly, and (b) 98,673 shares of Common Stock held by an irrevocable trust for the benefit of Mr. Kever’s minor children. Mr. Kever disclaims beneficial ownership of the shares and other securities held by that trust except to the extent of his pecuniary interest in them.

(8)    Consists of (a) 2,734 shares of Common Stock that Mr. Moore owns directly, (b) 101,029 shares of Common Stock held in the name of Kevin S. Moore, Trustee, The Kevin Scott Moore 2011 Revocable Living Trust dated September 13, 2011, and (c) the 1,426,390 shares beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership as well as any pecuniary interest.

(9)    Excludes 40,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 23,757 units of restricted stock which only vest upon the achievement of certain company 2019 financial performance targets. Also excludes 160,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(10)  Excludes 40,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 23,757 units of restricted stock which only vest upon the achievement of certain company 2019 financial performance targets. Also excludes 160,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(11)  Excludes 50,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 32,895 units of restricted stock which only vest upon the achievement of certain company 2019 financial performance targets. Also excludes 200,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

PROPOSAL TWO

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED

EXECUTIVE OFFICERS

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement, including the section entitled Compensation Discussion and Analysis, the compensation tables and the related narrative discussion. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in detail under the heading Compensation Discussion and Analysis above, we design our executive compensation program, and we pay executive compensation, in order to, among other things, attract, motivate, and retain the key executives who drive our success and industry leadership. Compensation that reflects performance and alignment of that compensation with the interests of long-term stockholders are key principles that underlie our compensation program design. Please read the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” section, for additional details about our executive compensation program, including information about the fiscal year 2018 compensation of our named executive officers.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The Compensation Committee and our Board value the views of our stockholders, and will carefully review and consider the voting results for this proposal when evaluating our executive compensation program and making executive compensation decisions. For example, as a result of the results of the 2017 Say-On-Pay vote, the Compensation Committee decided for the first time to engage an independent compensation consultant.

Our stockholders approved an annual Say-on-Pay frequency at our 2017 Annual Meeting and, as a result, our Board has adopted a policy to hold annual Say-on-Pay votes until the next vote on the frequency of Say-on-Pay votes at the 2020 Annual Meeting, or until our Board determines to hold Say-on-Pay votes at a different frequency.

The Board of Directors unanimously recommends you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is recommending the selection of BDO as our independent registered public accounting firm to examine and report on our financial statements for the year ending December 31, 2019, and the Board of Directors is asking stockholders to ratify this selection. Although current law, rules and regulations, as well as the Audit Committee charter, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO for ratification by stockholders as a matter of good corporate practice. BDO has examined and reported on our financial statements since 2003, and we consider it to be well qualified. If the stockholders do not ratify the selection of BDO, the Audit Committee will reconsider whether or not to retain BDO. However, the Audit Committee will not be obliged to select a different independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

Representatives of BDO are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends you vote FOR the proposal to ratify the selection of BDO as our independent registered public accounting firm for 2019.

Fees of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting the compensation of, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by BDO. BDO did not perform any non-audit services for us in 2018 or 2017.

The following table sets forth the aggregate fees that BDO billed us for professional services rendered for the years ended December 31, 2018 and 2017.

	2018	2017

	(in thousands)
Audit fees(1)	$1,589	$1,895
Audit-related fees(2)	33	34
Tax Fees	—	—
All Other fees	—	—

Total	$1,622	$1,929

(1)

Audit fees consisted of audit work performed in the preparation of financial statements as well as fees for services provided in connection with (i) statutory and regulatory filings or engagements, (ii) comfort letters, statutory audits, attest services, consents, assistance with and review of documents filed with the SEC, and (iii) any other services that only the audit firm could reasonably provide.

(2)	Audit-related fees consisted primarily of services related to our employee benefit plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors, each of whom is independent as defined by the listing standards of the NYSE and is an “audit committee financial expert” as defined in the regulations of the SEC. See “Corporate Governance Matters—Audit Committee” above.

Responsibility

The Audit Committee is responsible for providing independent, objective oversight of our financial reporting processes and internal controls.

Management is responsible for our system of internal controls and its financial reporting processes, including the preparation of its financial statements in conformity with United States’ generally accepted accounting principles.

BDO, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report based on this audit expressing its opinion as to whether our financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with United States’ generally accepted accounting principles.

The Audit Committee’s responsibility is to review and monitor, in an oversight capacity, the financial reporting and auditing processes. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with United States’ generally accepted accounting principles, and on the opinion and representations made by BDO in its report on our financial statements, including its representations that BDO is “independent” and that its audit was performed in accordance with the auditing standards of the PCAOB. The Audit Committee’s oversight does not provide assurance that management’s and BDO’s opinion and representations referred to above are correct.

2018 Consolidated Financial Statements

In connection with these responsibilities, the Audit Committee met with management and representatives of BDO to review and discuss the audited consolidated financial statements for the year ended December 31, 2018. The Audit Committee discussed with the representatives of BDO the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, which include, among other items, matters relating to the conduct of an audit of our financial statements. The Audit Committee received written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding the independent auditor communications with the Audit Committee concerning independence, and the Audit Committee discussed with the representatives of BDO that firm’s independence. The Audit Committee also pre-approved the services that BDO was engaged to provide during 2018, noted that BDO was not engaged to provide any non-audit services, evaluated and approved the fees charged for engagements that BDO undertook, and considered whether BDO’s provision of the services that were provided was compatible with maintaining that firm’s independence.

Based upon the Audit Committee’s discussions with management and BDO and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors approve including the audited consolidated financial statements for the year ended December 31, 2018 in our Annual Report on Form 10-K for that year for filing with the SEC.

Internal Control Audit

For the year ended December 31, 2018, the Audit Committee reviewed and monitored, on an oversight basis, management’s activities undertaken to comply with our internal control evaluation responsibilities under Section 404 of The Sarbanes-Oxley Act of 2002. In connection with this oversight, the Audit Committee met with management and representatives of BDO to review and discuss management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2018. Management’s assessment is contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

Audit Committee:

      William E. Curran, Chairman

      William D. Humes

      Kevin S. Moore

PROPOSAL FOUR

STOCKHOLDER PROPOSAL TO REDUCE THE OWNERSHIP REQUIRED FOR STOCKHOLDERS

TO CALL A SPECIAL MEETING

Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, a beneficial owner of 250 shares of the Company’s common stock, has notified the Company that she intends for the following proposal to be presented on her behalf at the Annual Meeting. An identical proposal was presented on her behalf at the 2018 Annual Meeting. We disclaim any responsibility for the content of the stockholder proposal and statements of support, the text of which, in accordance with rules of the Securities and Exchange Commission, is printed verbatim from his submission, with only a correction of the proposal number reference.

Stockholder Proposal

ITEM 4 — Special Shareholder Meetings

RESOLVED: The shareholders of 3D Systems Corporation (‘DDD’ or ‘Company’) hereby request the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board’s current power to call a special meeting.

SUPPORTING STATEMENT: Delaware law allows 10% of company shares to call a special meeting. A shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.

Currently, 64% of S&P 500 companies have adopted company bylaws, articles of incorporation, or charter provisions to allow shareholders to call a special meeting. More than half of all S&P 1500 companies allow shareholders this right.

In 2018, the topic of providing shareholders a right to call a special meeting or to reduce the threshold to call such meetings won 50%+ at Netflix, Lincoln National, Omnicom Group, Cummins, and Sprint Aerosystems Holdings, as well as 94% at Nuance Communications.

Large funds such as Vanguard, TIAA-CREF, BlackRock and SSgA Funds Management, Inc. (State Street) support the right of shareholders to call special meetings.

A proposal similar to this one obtained a vote of more than 48% of shares voted in favor at the last annual meeting of 3D Systems Corporation.

It may be possible to adopt this proposal by simply incorporating this text into our governing documents:

“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 15% net long of the entire capital stock of the Corporation issued and outstanding and entitled to vote.”

We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common sock to call a special meeting.

Please vote for: Special Shareowner Meetings — Proposal 4

Board of Director’s Statement in Opposition

Our Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal. A similar stockholder proposal was considered and rejected by our stockholders at the 2018 Annual Meeting.

The Board agrees with the proponent that it is important for the Company’s stockholders to have the ability to call special stockholder meetings, and therefore, ahead of our 2018 Annual Meeting, we reviewed our existing ownership threshold and evaluated revising the threshold. In March 2018, after discussions with several of our long-term stockholders to solicit their views, we amended our Bylaws to provide for this right at a 25% ownership threshold. Our stockholders demonstrated support of this decision in voting “AGAINST” a similar stockholder proposal seeking to lower the special meeting ownership threshold to 15% at the 2018 Annual Meeting. We continue to believe that a 25% threshold strikes the right balance in making an extraordinary action more available to our stockholders without handing excessive power to a small minority. The Board strongly believes that the 15% threshold proposed by Ms. Young is the wrong threshold for the Company and our stockholders.

The Board believes that a special meeting should only be called if required by law or if stockholders representing a reasonable amount of the Company’s shares support holding a special meeting. A special meeting can cause the Company to incur substantial expense, can be disruptive to our business operations and to long-term stockholder interests, and can divert the focus of the Board and executives from effectively managing the Company on behalf of all stockholders. Providing a disproportionately small representation of stockholders with the power to call a special meeting without the support of other stockholders opens the door to potential abuses and waste of limited corporate resources.

A low ownership threshold of 15% not only enables a small minority of the Company’s ownership to take what is an extraordinary action in calling a special meeting, but is also unnecessary in light of the Company’s existing governance practices, including the fact that our Board is elected annually by the stockholders, our demonstrated willingness to discuss Company business with stockholders, and our responsiveness to stockholders, including on this very issue. Our stockholders have many opportunities to address Company business annually, and these opportunities have been effective and often result in corporate action. Based on stockholder feedback and the Board’s focus on corporate governance, our Board has previously adopted majority voting standards in uncontested elections, modified its executive compensation practices, adopted proxy access and adopted an annual Say-on-Pay vote. The change to our special meeting ownership threshold from a majority to 25% is further evidence of our continuing responsiveness to matters supported by our stockholders.

Laws and rules applicable to the Company also afford stockholders opportunities to express their views on key corporate actions. For example, under Delaware law and NYSE rules, we must submit significant matters, such as mergers and consolidations, large share issuances and equity compensation plans, to a stockholder vote. In addition, the Board has established procedures for stockholders to communicate directly with our Directors outside the annual meeting cycle, which are described on page 16 of this Proxy Statement.

In light of the existing right of our stockholders to call a special meeting, as well as the Company’s governance framework, the Board believes this proposal is unnecessary. Furthermore, the current ownership threshold of 25% of the Company’s shares required for stockholders to call a special meeting strikes the right balance between giving stockholders the ability to call special meetings and mitigating the risk of unnecessary expenses, business disruptions and misuse of such right by a disproportionately small group of special interest stockholders.

The Board of Directors unanimously recommends you vote AGAINST this proposal to reduce the ownership required for stockholders to call a special meeting.

HOW TO CAST YOUR VOTE IF YOU ARE A STOCKHOLDER OF RECORD

We will send a Notice of Internet Availability of Proxy Materials to all stockholders of record as of the record date for the Annual Meeting. That Notice will give you the opportunity to request a set of printed proxy materials, and you will be sent proxy materials if you request them. That set of printed proxy materials will also include a proxy card.

You are encouraged to review this Proxy Statement and our 2018 Annual Report before you cast your vote. You will be able to vote:

•	electronically on the internet;

•	by mail by using the proxy card and postage-paid return envelope that you receive; or

•	by using the toll-free telephone number listed on the proxy card.

You may vote electronically by using a website that provides links to this Proxy Statement and our 2018 Annual Report. You may access your records on this website by using a control number printed on the Notice of Internet Availability. If you vote on the internet, please do not return your proxy card.

If you vote by mail, simply mark, sign and date each proxy card that you receive, and return them in the postage-paid envelopes that you will receive.

If you vote by telephone, easy-to-follow telephone voice prompts should enable you to vote your shares and confirm that your voting instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each proxy card. Accordingly, please have your proxy card available when you call. If you vote by telephone, please do not return your proxy card.

Internet voting and telephone voting on our dedicated site are available 24 hours a day, seven days a week, except that no internet or telephone votes will be accepted after 11:59 p.m., Eastern Daylight Time, on Monday, May 20, 2019, the business day prior to the Annual Meeting.

HOW TO CAST YOUR VOTE IF YOU ARE A STREET-NAME HOLDER

Street-name holders should expect to receive a voting instruction form from Broadridge Financial Solutions, Inc. or another firm that is hired by your nominee holder to solicit votes on its behalf. That voting instruction form should give you the opportunity to request a set of printed proxy materials, and you will be sent proxy materials if you request them.

You are encouraged to review this Proxy Statement and our 2018 Annual Report before you cast your vote. To vote, street-name holders should follow the instructions provided in their voting instruction form.

OTHER VOTING AND STOCKHOLDER MATTERS

Voting in Person at the Annual Meeting

Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted, and regardless of whether the prior vote was cast by internet, telephone or mail. If you attend the Annual Meeting and vote your shares at that meeting, those shares will be counted as present for quorum purposes.

If you hold your shares in street-name, you must obtain a written proxy, executed in your favor, from the nominee holding your shares of record in order to vote your shares in person at the Annual Meeting.

If You Wish to Revoke Your Proxy

Regardless of the method you use to vote, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting electronically by internet at a later time;

•	voting by telephone at a later time;

•	submitting a properly signed proxy or voting instruction form with a later date; or

•	voting in person at the Annual Meeting if you are a stockholder of record (or hold a valid proxy from the nominee who holds your shares in their name).

Please remember that, as described above, there will be no internet or telephone voting available after 11:59 p.m., Eastern Daylight Time, on Monday May 20, 2019, the business day prior to the Annual Meeting.

Abstentions; Broker Non-Votes

Any shares for which a valid proxy is granted will be treated as present for the purpose of determining the presence of a quorum at the Annual Meeting. If you or your street-name nominee do not grant a valid proxy on any matter to be considered at the Annual Meeting, your shares will not be considered in determining the presence of a quorum. For street-name holders, as discussed above, your broker or other nominee may exercise its discretion in granting a valid proxy on the ratification of the selection of our independent registered public accounting firm. Except the ratification of the selection of our independent registered public accounting firm, a “broker non-vote” will occur when a bank, broker or other nominee holder has not received voting instructions with respect to each proposal. On each proposal on which broker non-votes may occur, such broker non-votes shall count for the purpose of determining the presence of a quorum but will not affect the results of the vote. The following table outlines the impact of abstentions and broker non-votes with respect to each of the proposals:

Proposal	Impact of Abstentions	Impact of Broker Non-Votes

Proposal 1 – Election of eleven directors	No impact	No impact

Proposal 2 – Approval, on an advisory basis, of NEO compensation	Counts against	No impact

Proposal 3 – Ratification of appointment of BDO USA, LLP	Counts against	Not applicable

Proposal 4 – Stockholder proposal to reduce the ownership required for stockholders to call a special meeting	Counts against	No impact

Multiple Accounts

If you hold shares in more than one account, shares that are registered in different names or shares that are held in street name, you may receive more than one Notice of Internet Availability of Proxy Materials, more than one proxy card or more than one voting instruction form. Each of these Notices, proxy cards or voting instruction forms will likely relate to shares that you own in different accounts, in different names or with different banks, brokerage firms or other nominees.

Please follow the instructions on each Notice that you receive. We also ask that you please vote the shares covered by each Notice electronically or by telephone or sign, date and return all proxy cards and voting instruction forms that you receive. This will ensure that all of your shares are represented and voted at the Annual Meeting.

Householding; Delivery of Documents to Security Holders Sharing an Address

We are making this Proxy Statement, our 2018 Annual Report and the Notice of Internet Availability of Proxy Materials available to all stockholders of record as of the record date for the Annual Meeting. This includes all financial institutions in which you have been identified to us as holding our shares in street-name.

If you and other family members are street-name stockholders residing in the same household, you may receive only one 2018 Annual Report and one Proxy Statement if you have previously made an election with your bank, broker or other nominee holder to deliver only one copy to you. This process of delivering only one set of these materials to multiple security holders sharing an address is called “householding.” Householding may provide convenience for you and cost savings for us. If you are participating in a householding program, it may continue until one or more of the stockholders within the household provides instructions to the contrary to their nominee.

If you are a street-name stockholder who is receiving multiple copies, you may elect to participate in a householding program. You can do that by requesting that only a single set of materials be sent to you in the future by following the householding instructions on the voting instruction form provided to you by your bank, broker or other nominee holder. Alternatively, if you are a street-name holder whose nominee holder utilizes the services of Broadridge Financial Solutions, Inc. (as indicated on the voting instruction form that you receive), you may send written householding instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call (800) 540-7095. The instructions must include your name and account number and the name of the bank, broker or other nominee holder. Otherwise, you should contact your bank, broker or other nominee holder.

If you are a street-name stockholder who has requested printed materials and you participate in a “householding” program, upon your request to receive separate copies in the future, you will receive an additional copy of the 2018 Annual Report, this Proxy Statement and the Notice of Internet Availability of Proxy Materials. Instructions to request additional copies of these documents should be provided on the voting instruction form that your bank, broker or other holder of record provides to you.

Copies of this Proxy Statement, our 2018 Annual Report and the Notice of Internet Availability of Proxy Materials are available upon request by calling (803) 326-4010 or by writing to Investor Relations, 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730 or by emailing to Investor.Relations@3dsystems.com.

Stockholder Proposals for the 2020 Annual Meeting

Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in our proxy statement and form of proxy for our 2020 Annual Meeting. The date by which we must receive stockholder proposals to be considered for inclusion in the proxy statement and form of proxy for the 2020 Annual Meeting of Stockholders is November 30, 2019, or, if the date of our 2020 Annual Meeting is changed by more than 30 days from May 21, 2020, a reasonable time before we begin to print and mail the proxy materials for the 2020 Annual Meeting.

Our By-Laws set forth certain procedures that stockholders must follow in order to properly nominate a person for election to the Board of Directors or to present any other business at an annual meeting of stockholders, other than proposals included in our proxy statement pursuant to Rule 14a-8. In addition to any other applicable requirements, to properly nominate a person for election to the Board of Directors or for a stockholder to properly bring other business before the 2020 Annual Meeting, a stockholder of record must give timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be received at our principal office between January 22, 2020, and February 21, 2020; provided that, if the 2020 Annual Meeting is more than 30 days before or more than 60 days after May 21, 2020, the first anniversary of the Annual Meeting, then such notice must be received no earlier than the close of business on the 120th day prior to the date of the 2020 Annual Meeting and no later than the close of business on the 90th day prior to the date of the 2020 Annual Meeting or, if later, the 10th day after public disclosure of the date of the 2020 Annual Meeting.

In addition, our By-Laws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our By-Laws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding Common Stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of two directors or 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of eleven directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our Common Stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws. To be timely, a stockholder’s notice to the Corporate Secretary to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received at our principal office between October 31, 2019 and November 30, 2019; provided that, if the 2020 Annual Meeting is more than 30 days before or more than 60 days after May 21, 2020, the first anniversary of the Annual Meeting, then such notice must be received no later than the close of business on the 120th day prior to the date of the 2020 Annual Meeting or the 10th day after public disclosure of the date of the 2020 Annual Meeting.

All notices related to stockholder proposals must contain specific information regarding the nomination or the other business proposed to be brought before the meeting, as set forth in our By-Laws. Our By-Laws are available on our website and can be viewed by going to www.3DSystems.com and clicking on “About,” then “Investor Relations,” then “Governance” and then selecting the appropriate document from the list on the web page.

New Director Searches; Stockholder Recommended Nominees to the Board

Our Governance Committee will consider director nominees recommended by stockholders in accordance with our Corporate Governance Guidelines and a policy adopted by the Board. Recommendations should be submitted to our Corporate Secretary in writing at our offices in Rock Hill, South Carolina, along with additional required information about the nominee and the stockholder making the recommendation.

The Governance Committee and the Board have also approved qualifications for nomination to the Board that the Governance Committee will consider, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members. In determining whether to recommend particular individuals to the Board, the

Committee will consider, among other factors, a director’s ethical character, a director’s experience and diversity of background as well as whether a director is independent under applicable listing standards and financially literate. The process by which the Governance Committee identifies and evaluates nominees for director is the same regardless of whether the nominee is recommended by a stockholder.

Copies of our Corporate Governance Guidelines, our Policy and Procedure for Stockholder Nominations to the Board and our Qualifications for Nomination to the Board are posted on our website, which can be viewed by going to www.3DSystems.com and clicking on “About,” then “Investor Relations,” then “Governance” and then selecting the appropriate document from the list on the web page.

When the Board or the Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Governance Committee. At least one member of the Governance Committee (generally the Chairman) and the CEO will interview each qualified candidate. Other directors will also interview the candidate if possible. Based on a satisfactory outcome of those reviews, the Governance Committee will make its recommendation for approval of the candidate to the Board.

OTHER MATTERS

This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. We have retained Georgeson Inc. (“Georgeson”) to solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission and to request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by those persons. We agreed to pay Georgeson a fee of $9,500 for these services and will reimburse it for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. We have also agreed that Georgeson’s fees may increase if certain changes in the scope of its services occur. In addition, our directors, officers and employees may solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxy holders will vote the shares represented by any proxy granted in their favor in such manner as the Board of Directors may recommend and otherwise in the proxy holders’ discretion.

By Order of the Board of Directors

Andrew M. Johnson

            Secretary

Rock Hill, South Carolina

March 29, 2019

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 20, 2019.

Online Go to www.envisionreports.com/DDD or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/DDD

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3 and AGAINST Proposal 4.

1. Election of Directors:	+

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Malissia Clinton	☐	☐	☐	02 - William E. Curran	☐	☐	☐	03 - Thomas W. Erickson	☐	☐	☐
04 - Charles W. Hull	☐	☐	☐	05 - William D. Humes	☐	☐	☐	06 - Vyomesh I. Joshi	☐	☐	☐
07 - Jim D. Kever	☐	☐	☐	08 - Charles G. McClure, Jr.	☐	☐	☐	09 - Kevin S. Moore	☐	☐	☐
10 - John J. Tracy	☐	☐	☐	11 - Jeffrey Wadsworth	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers;	☐	☐	☐	4. Stockholder proposal to reduce the ownership required for stockholders to call a special meeting.	☐	☐	☐

3. Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign EXACTLY as name(s) appears hereon. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

◾	+
02Z4KE

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy – 3D SYSTEMS CORPORATION	+

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

3D SYSTEMS CORPORATION

The undersigned hereby appoints Charles G. McClure, Jr. and Andrew M. Johnson, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned and, to vote the shares of the undersigned which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of 3D Systems Corporation (the “2019 Annual Meeting”) to be held at 11:00 a.m., Eastern Time, on May 21, 2019 at the offices of the Company at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 and at any adjournments or postponements thereof.

THE PROXY HOLDERS WILL VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IN THE ABSENCE OF A BOARD RECOMMENDATION ON ANY SUCH OTHER PROPER MATTERS, IN THE PROXY HOLDERS’ DISCRETION.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2019 Annual Meeting and any adjournments or postponements thereof and acknowledges receipt of 3D Systems Corporation’s Proxy Statement dated March 29, 2019 and Notice for the 2019 Annual Meeting.

This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the Election of all Director Nominees, FOR Proposals 2 and 3 and AGAINST Proposal 4, and as recommended by the Board of Directors on any other matters that may come before the 2019 Annual Meeting or any adjournments or postponements thereof or, in the absence of a board recommendation on any such other proper matters, in the proxy holders’ discretion.

SEE REVERSE SIDE

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If you have not voted via the Internet or Telephone, please mark, sign, date and return your proxy form in the envelope provided.

C	Non-Voting Items

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